                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================


                                   INDENTURE


                         Dated as of December 15, 1993



                                    between



                                DAN RIVER INC.,
                                  as Issuer,



                                      and



                          MARINE MIDLAND BANK, N.A.,
                                  as Trustee

                           ________________________

            $120,000,000 10-1/8% Senior Subordinated Notes due 2003

                           ________________________


================================================================================

                                TABLE OF CONTENTS


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
                                                         ARTICLE I

                                           DEFINITIONS AND INCORPORATION BY REFERENCE
   Section 1.01.  Definitions................................................................................    1
   Section 1.02.  Other Definitions..........................................................................   15
   Section 1.03.  Incorporation by Reference of Trust, Indenture Act.........................................   15
   Section 1.04.  Rules Of Construction......................................................................   15

                                                         ARTICLE II

                                                       THE SECURITIES

   Section 2.01.  Form and Dating............................................................................   16
   Section 2.02.  Execution and Authentication...............................................................   16
   Section 2.03.  Registrar and Paying Agent.................................................................   17
   Section 2.04.  Paying Agent to Hold Money in Trust........................................................   17
   Section 2.05.  Securityholder Lists.......................................................................   17
   Section 2.06.  Registration of Transfer and Exchange......................................................   18
   Section 2.07.  Replacement Securities.....................................................................   18
   Section 2.08.  Outstanding Securities.....................................................................   18
   Section 2.09.  Treasury Securities........................................................................   19
   Section 2.10.  Temporary Securities.......................................................................   19
   Section 2.11.  Cancellation...............................................................................   19
   Section 2.12.  Defaulted Interest.........................................................................   19
   Section 2.13.  Persons Deemed Owners......................................................................   20
   Section 2.14.  Computation of Interest....................................................................   20
   Section 2.15.  Predecessor Securities.....................................................................   20

                                                         ARTICLE III

                                                          COVENANTS

   Section 3.01.  Payment of Securities......................................................................   20
   Section 3.02.  Limitation on Indebtedness.................................................................   20
   Section 3.03.  Limitation on Guarantees by Subsidiaries of Issuer's Indebtedness..........................   20
   Section 3.04.  Limitation on Liens........................................................................   21
   Section 3.05.  Limitation on Sale and Leaseback Transactions..............................................   22
   Section 3.06.  Limitation on Restricted Payments..........................................................   22
   Section 3.07.  Limitation on Issuance and Sale of Capital Stock of Subsidiaries...........................   23
   Section 3.08.  Limitation on Specified Asset Sales........................................................   23
   Section 3.09.  Transactions with Affiliates...............................................................   25
   Section 3.10.  Limitation on Dividend Restrictions Affecting Subsidiaries.................................   25
   Section 3.11.  Limitation on Certain Subordinated Indebtedness............................................   26

                                       i
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
   Section 3.12.  Repurchase of Securities at Option of the Holder upon Change of Control ...................   26
   Section 3.13.  Covenant to Comply with Securities Laws upon Purchase of Securities........................   28
   Section 3.14.  Corporate Existence........................................................................   28
   Section 3.15.  Sec Reports................................................................................   28
   Section 3.16.  Compliance Certificates....................................................................   28
   Section 3.17.  Notice of Defaults.........................................................................   28
   Section 3.18.  Payment of Taxes And Other Claims..........................................................   28
   Section 3.19.  Maintenance of Properties; Insurance; Books and Records; Compliance with Law...............   29
   Section 3.20.  Waiver Of Stay, Extension Or Usury Laws....................................................   29

                                                           ARTICLE IV

                                                           REDEMPTION

   Section 4.01.  Notice to Trustee..........................................................................   30
   Section 4.02.  Selection of Securities to be Redeemed.....................................................   30
   Section 4.03.  Notice of Redemption.......................................................................   30
   Section 4.04.  Effect of Notice of Redemption.............................................................   31
   Section 4.05.  Deposit of Redemption Price................................................................   31
   Section 4.06.  Securities Redeemed in Part................................................................   31

                                                           ARTICLE V

                                             MERGER, CONSOLIDATION AND SALE OF ASSETS

   Section 5.01.  When Issuer May Merge, etc.................................................................   32
   Section 5.02.  Successor Corporation Substituted..........................................................   32

                                                           ARTICLE VI

                                                       DEFAULTS AND REMEDIES

   Section 6.01.  Events of Default..........................................................................   32
   Section 6.02.  Acceleration...............................................................................   34
   Section 6.03.  Other Remedies.............................................................................   34
   Section 6.04.  Waiver of Past Defaults....................................................................   35
   Section 6.05.  Control by Majority........................................................................   35
   Section 6.06.  Limitation on Suits........................................................................   35
   Section 6.07.  Rights of Holders to Receive Payment.......................................................   35
   Section 6.08.  Collection Suit by Trustee.................................................................   35
   Section 6.09.  Trustee May File Proofs of Claim...........................................................   36
   Section 6.10.  Application of Moneys Collected by Trustee.................................................   36
   Section 6.11.  Undertaking for Costs......................................................................   36
   Section 6.12.  Parties May be Restored to Former Position and Rights in Certain Circumstances.............   37
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                                      ii
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
                                                         ARTICLE VII

                                                           TRUSTEE

   Section 7.01.   Duties of Trustee.........................................................................   37
   Section 7.02.   Rights of Trustee.........................................................................   38
   Section 7.03.   Individual Rights of Trustee..............................................................   38
   Section 7.04.   Trustee's Disclaimer......................................................................   38
   Section 7.05.   Notice of Default.........................................................................   38
   Section 7.06.   Reports by Trustee to Holders.............................................................   38
   Section 7.07.   Compensation and Indemnity................................................................   39
   Section 7.08.   Replacement of Trustee....................................................................   39
   Section 7.09.   Successor Trustee by Merger, etc..........................................................   40
   Section 7.10.   Eligibility; Disqualification.............................................................   40
   Section 7.11.   Preferential Collection of Claims Against the Issuer......................................   41

                                                          ARTICLE VIII

                                DEFEASANCE; SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

   Section 8.01.   Defeasance................................................................................   41
   Section 8.02.   Satisfaction and Discharge................................................................   42
   Section 8.03.   Application By Trustee of Funds Deposited for Payment of Securities.......................    43
   Section 8.04.   Paying Agent to Repay Moneys Held.........................................................   43
   Section 8.05.   Return of Unclaimed Moneys................................................................   43
   Section 8.06.   Indemnity for Government Obligations......................................................   43
   Section 8.07.   Reinstatement.............................................................................   43

                                                          ARTICLE IX

                                                          AMENDMENTS

   Section 9.01.   Without Consent of Holders................................................................   43
   Section 9.02.   With Consent of Holders...................................................................   44
   Section 9.03.   Compliance with Trust Indenture Act.......................................................   45
   Section 9.04.   Revocation and Effect of Consents.........................................................   45
   Section 9.05.   Notation on or Exchange of Securities.....................................................   45
   Section 9.06.   Trustee to Sign Amendments, etc...........................................................   45

                                                         ARTICLE X

                                                SUBORDINATION OF SECURITIES

   Section 10.01.  Agreement to Subordinate..................................................................   45
   Section 10.02.  Liquidation, Dissolution, Bankruptcy......................................................   46
   Section 10.03.  Payment and Non-payment Defaults..........................................................   47
   Section 10.04.  Acceleration of Payment of Securities.....................................................   48
   Section 10.05.  Subrogation...............................................................................   48
   Section 10.06.  Relative Rights...........................................................................   48
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                                      iii
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
   Section 10.07.  Subordination may not be Impaired.........................................................   48
   Section 10.08.  Rights of Trustee and Paying Agent........................................................   49
   Section 10.09.  Distribution of Notice to Representative..................................................   49
   Section 10.10.  Article X Not to Prevent Events of Default or Limit  Right to Accelerate..................   49
   Section 10.11.  Trust Moneys not Subordinated.............................................................   49
   Section 10.12.  Trustee Entitled to Rely..................................................................   50
   Section 10.13.  Trustee to Effectuate Subordination.......................................................   50
   Section 10.14.  Trustee not Fiduciary for Holders of Senior Indebtedness..................................   50
   Section 10.15.  Reliance by Holders of Senior Indebtedness on Subordination Provisions....................   50
   Section 10.16.  Reinstatement.............................................................................   50

                                                         ARTICLE XI

                                                        MISCELLANEOUS

   Section 11.01.  Trust Indenture Act Controls..............................................................   51
   Section 11.02.  Notices...................................................................................   51
   Section 11.03.  Communication by Holders with Other Holders...............................................   52
   Section 11.04.  Certificate and Opinion as to Conditions Precedent........................................   52
   Section 11.05.  Statements Required in Certificate or Opinion.............................................   52
   Section 11.06.  Rules by Trustee and Agents...............................................................   52
   Section 11.07.  Legal Holidays............................................................................   52
   Section 11.08.  No Recourse Against Others................................................................   52
   Section 11.09.  Duplicate Originals.......................................................................   53
   Section 11.10.  Governing Law.............................................................................   53
   Section 11.11.  Successors................................................................................   53
   Section 11.12.  Severability..............................................................................   53
   Section 11.13.  Counterpart Originals.....................................................................   53

Exhibit A            Form of Security

                                                                  EXECUTION COPY

     INDENTURE dated as of December 15, 1993, between DAN RIVER INC., a Georgia corporation (the "Issuer"), as issuer, and MARINE MIDLAND BANK, N.A., a national banking association, as trustee (the "Trustee").

          Each party agrees for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's 10-1/8% Senior Subordinated Notes due 2003 (the "Securities"), as follows:

                                   ARTICLE I

                  Definitions and Incorporation by Reference
                  ------------------------------------------
          SECTION 1.01. Definitions. The terms defined in this Section (except
                        -----------
as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the TIA or which are by reference therein defined in the Securities Act, shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise requires) assigned to such terms in the TIA and in the Securities Act (if applicable) as in force at the date of this Indenture as originally executed.

          "Acceptable Bank" means any bank or trust company organized under the
           ---------------
laws of the United States or any State thereof or the District of Columbia, having capital, surplus and undivided profits totaling more than $100,000,000.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at
           ---------------------
the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from a Person, other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to have been Incurred on the date of the related acquisition of assets from the Person or the date the acquired Person becomes a Subsidiary.

          "Additional Assets" means any Property (other than cash, cash
           -----------------
equivalents or securities) used in the textile or apparel business or any business ancillary thereto, or securities representing 100% of the equity of an issuer engaged in any such business.

          "Affiliate" of any specified Person means (i) any other Person which,
           ---------
directly or indirectly, is in control of, is controlled by or is under common control with, such Person or (ii) any other Person who is a director or officer of such specified Person or of any Person described in clause (i) above. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). For purposes of this definition, beneficial ownership, direct or indirect, of 10% or more of the

Voting Stock (on a fully diluted basis), or the right to acquire such Voting Stock (whether or not currently exercisable), of the Parent or the Issuer shall be deemed to be control of the Parent or the Issuer, respectively.

          "Agent" means any Registrar, Paying Agent or agent for service of
           -----
notices and demands.

          "Asset Sale" means with respect to any Person, any transfer,
           ----------
conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by such Person or any of its Subsidiaries in any single transaction or series of transactions of (i) shares of Capital Stock or other ownership interests of a Subsidiary, (ii) all or substantially all of the Property of an operating unit or business of such Person or any of its Subsidiaries, or (iii) any other Property (including, without limitation, securities in or other ownership interests of another Person) of such Person or any of its Subsidiaries outside the ordinary course of business; provided, however, that the term "Asset Sale" shall not include (i)
          --------  -------
any asset disposition (including, without limitation, dispositions pursuant to any consolidation or merger) permitted pursuant to Section 5.01 which constitutes a disposition of all or substantially all of the Issuer's assets,
(ii) sales (including pursuant to factoring arrangements) or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (iii) a disposition by a Subsidiary to the Issuer or by the Issuer or a Subsidiary to a wholly-owned Subsidiary, (iv) sales of obsolete equipment in the ordinary course of business and (v) the disposition by the Issuer of its vacant facility and yarn spinning plant located in Benton, Alabama and Wetumpka, Alabama, respectively.

          "Average Life" means, as of the date of determination, with reference
           ------------
to any debt security or Redeemable Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Redeemable Stock multiplied in each case by (y) the amount of such principal or redemption payment by (ii) the sum of all such principal or redemption payments; provided, however, that with respect to
                                       --------  -------
any guarantee, the dates of scheduled principal payments shall be deemed to be, for this purpose, the dates of scheduled principal payments of the Indebtedness thereby guaranteed.

          "Bank Credit Agreement" means the $60 million credit facility to be
           ---------------------
entered into on or about the Issue Date by the Issuer and Barclays Business Credit, Inc., and other banks and financial institutions, as in effect on the Issue Date, and as the same may be amended, restated, supplemented or otherwise modified from time to time, and including any agreement with the same or different lenders extending the maturity of, or restructuring or replacing all or any portion of the Indebtedness under, such credit facility or any successor credit facility.

          "Board of Directors" means, with respect to any Person, the board of
           ------------------
directors of such Person or any duly authorized committee of such board of directors.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day that is not a Legal Holiday as defined in
           ------------
Section 11.07.

          "Capital Expenditure Indebtedness" means Indebtedness Incurred by any
           --------------------------------
Person to finance the purchase or construction of any Property acquired or constructed by such Person so long as (a) the purchase or construction price for such Property is or should be capitalized in accordance with GAAP, (b) the acquisition or construction of such Property is not part of an acquisition of a Person or business unit and (c) such Indebtedness is Incurred within 360 days of the acquisition or completion of construction of such Property.

          "Capital Lease Obligation" of any Person means any obligation to pay
           ------------------------
rent or other payment amounts under a lease of (or other arrangement conveying the right to use) Property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Capital Stock" in any Person means any and all shares, interests
           -------------
(including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in the equity (however, designated, whether voting or non-voting, now outstanding or hereafter issued) in such Person, including, without limitation, any Preferred Stock in such person, but excluding any Redeemable Stock and any debt securities convertible into or exchangeable for such equity.

          "Change of Control" means (i) prior to an initial Public Equity
           -----------------
Offering, if any, the Existing Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the Voting Stock of the Relevant Company, (ii) on and after an initial Public Equity Offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Existing Holders, becomes the "beneficial owner" (defined as aforesaid), directly or indirectly, of more than 35% of the Voting Stock of the Relevant Company and such amount of Voting Stock is greater than the aggregate amount of Voting Stock of the Relevant Company then held by the Existing Holders, (iii) the Relevant Company consolidates with, or merges with or into, another Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person or Persons in any transaction or series of related transactions, or any Person consolidates with, or merges with or into, the Relevant Company in a transaction or series of related transactions with the effect that any "person" or "group" (defined as aforesaid), other than the Existing Holders, becomes the "beneficial owner" (defined as aforesaid), directly or indirectly, of a majority of the Voting Stock of the surviving or transferee corporation, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Relevant Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Relevant Company was approved by a vote of 66 2/3% of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Relevant Company then in office; provided, however, that for purposes the
                                 --------  -------
foregoing clauses (i) through (iv), a Change of Control shall not exist so long as either (i) MILP or (ii) the Management Stockholders continues to have the right, directly or indirectly, to appoint at least one-half of the members of the Board of Directors of the Relevant Company.

          "Commodity Agreement" means, with respect to any Person, any forward
           -------------------
contract, futures contract or option or other agreement or arrangement, or combination thereof, entered into in the ordinary course of such Person's business and designed to provide protection against fluctuations in the price of any commodity, including, without limitation, cotton.

          "Consolidated EBITDA" means with respect to any Person for any period,
           -------------------
the Consolidated Net Income of such Person and its Subsidiaries for such period plus, to the extent reflected in the consolidated income statement of such Person and its Subsidiaries for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) consolidated income tax expense, (iii) consolidated depreciation expense, (iv) consolidated amortization expense and (v) all other consolidated non-cash charges (excluding any non-cash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period).

          "Consolidated Fixed Charge Coverage Ratio" means, as of the date of
           ----------------------------------------
the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of Consolidated EBITDA of the Issuer and its consolidated Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date to
(ii) the aggregate Consolidated Interest Expense of the Issuer and its consolidated Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date. In making the foregoing calculation, (A) pro forma effect shall be given to: (1) any Indebtedness Incurred subsequent to the end of the four-fiscal-quarter period referred to in clause (i) and prior to the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement or any predecessor revolving credit or similar arrangement to the extent of the commitment thereunder on the last day of such period); (2) any Indebtedness Incurred during such four-fiscal-quarter period to the extent such Indebtedness is outstanding at the Transaction Date; and (3) the Incurrence of any Indebtedness giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and, in each case, the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, on the first day of such four-fiscal-quarter period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness) had been the applicable rate for the entire period; (C) subject to clause (D) below, there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such four-fiscal-quarter period or thereafter but that is not outstanding or is to be repaid on the Transaction Date; and (D) Consolidated Interest Expense attributable to interest on any

Indebtedness under a revolving credit or similar arrangement (or any predecessor revolving credit or similar arrangement) shall be computed based upon the average daily balance of such Indebtedness during the four-fiscal-quarter period. In addition, if since the beginning of such four-fiscal-quarter period, the Issuer or any of its Subsidiaries shall have (x) engaged in any Asset Sale or (y) acquired any material assets out of the ordinary course of business, then
(1) in the case of any such Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive), or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related refinancing, retirement or discharge of Indebtedness had occurred on the first day of such period and (2) in the case of any such asset acquisition, Consolidated EBITDA shall be calculated on a pro forma basis as if such asset acquisition had occurred on the first day of such four-fiscal-quarter period.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, without duplication, the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to Indebtedness) paid or accrued, or scheduled to be paid or accrued, during such period, plus (ii) dividends in respect of Preferred Stock and Redeemable Stock of such Person (and of its Subsidiaries if paid to a Person other than such Person or its wholly-owned Subsidiaries) declared and payable in cash or, in the case of Redeemable Stock, in kind, plus (iii) the portion of any rental obligation of such Person and its Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense as determined on a consolidated basis in accordance with GAAP, plus (iv) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, plus (v) the amount of any cash contribution by such Person or any of its Subsidiaries to an employee stock ownership plan to the extent such contributions are used by an employee stock ownership plan to pay interest.

          "Consolidated Net Income" of any Person means, for any period, the
           -----------------------
aggregate net income (or net loss) of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or net loss), by excluding, without duplication (a) all items classified as extraordinary, (b) the portion of net income (or net loss) of such Person and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons, except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such Person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such Person, to the limitation contained in clause (f) below) and, in the case of net loss, such Person or any Subsidiary of such Person has actually contributed, lent or transferred cash to such unconsolidated Person, (c) the net income (or net loss) of any other Person acquired by such Person or any of its Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (d) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (e) net gains or losses in respect of Asset Sales by such Person or its Subsidiaries, and (f) the net income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or other distributions to such Person is restricted, directly or indirectly, by operation of the term of its charter or by-laws or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

          "Consolidated Net Tangible Assets" means the total amount of assets of
           --------------------------------
the Issuer and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (i) all liabilities of the Issuer and its Subsidiaries and (ii) all goodwill, trade names, trademarks, patents, patent applications, copyrights, licenses, non-compete agreements, unamortized debt discount and expense and all like intangibles, all as set forth on the most recently available consolidated balance sheet of the Issuer and its Subsidiaries prepared in conformity with GAAP.

          "Consolidated Net Worth" of any Person means the stockholders' equity
           ----------------------
of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Subsidiaries.

          "Corporate Trust Office" means the office of the Trustee located in
           ----------------------
New York, New York, at which at any particular time its corporate services business shall be principally administered which office at the date of execution of this Indenture is located at, 140 Broadway, 12th Floor, New York, New York 10005, Attn: Corporate Trust Administration.

          "Default" means any event, act or condition the occurrence of which
           -------
is, or after notice or the passage of time or both would be, an Event of Default.

          "Defaulted Interest" means the interest provided for in Section 2.12.
           ------------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange Rate Contract" means, with respect to any Person, any
           ----------------------
currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, entered into in the ordinary course of such Person's business and designed to provide protection against fluctuations in currency exchange rates.

          "Existing Holders" means the Management Stockholders and MILP.
           ----------------

          "Fair Market Value" means, with respect to any assets to be
           -----------------
transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any non-cash consideration or Property received by any Person, the fair market value of such consideration or Property as determined in good faith by the Board of Directors of the Issuer, including a majority of the disinterested directors, as evidenced by a Board Resolution; provided that if such resolution indicates that such Fair Market Value exceeds $25 million, such resolution shall be accompanied by the written opinion of a nationally recognized firm of investment bankers, accountants, industry consultants or other appropriately qualified experts that such consideration or Property is fair to such Person.

          "GAAP" means, unless the context otherwise requires, United States
           ----
generally accepted accounting principles as in effect on the date of this Indenture.

          "guarantee" means any obligation, contingent or otherwise, of a Person
           ---------
guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of the primary obligor or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation of the primary obligor (in each case whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise), (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (and "guaranteed", "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided,
                                                               --------
however, that the term guarantee shall not include (i) endorsements for
-------
collection or deposit, in either case, in the ordinary course of business or
(ii) the Issuer's obligations under the Processing Agreement effective as of January 1, 1992, between the Issuer and E.I. DuPont de Nemours & Company.

          "Holder" or "Securityholder" means the person in whose name a Security
           ------      --------------
is registered in the register maintained by the Registrar as provided in Section 2.03.

          "Incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that
                               --------  -------
results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

          "Indebtedness" means at any time (without duplication), with respect
           ------------
to any Person, whether or not contingent, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness and all other obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of, any Redeemable Stock; (vi) all obligations of the type referred to in clauses
(i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; or (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligations being deemed to be the lesser of the Fair Market Value of such Property at such date of determination or the amount of the obligation so secured. The amount of the Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any
      --------  -------
Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

          "Indenture" means this Indenture, as amended, supplemented or modified
           ---------
from time to time.

          "Interest Rate Protection Agreement" means, with respect to any
           ----------------------------------
Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person or its Subsidiaries against fluctuations in interest rates, as in effect from time to time.

          "Investment" in any Person means any direct or indirect loan or
           ----------
advance to, any net payment on a guarantee of, the acquisition of any stock, bonds, notes, debentures, other securities or equity interest or obligation of, or capital contribution to or other investment in, such Person; provided,
                                                                --------
however, that investments shall not include extensions of trade credit on
-------
commercially reasonable terms in accordance with normal trade practices. The term "Invest" has a correlative meaning.

          "Issue Date" means the date of original issue of the Securities by the
           ----------
Issuer.

          "Issuer" means the party named as such in this Indenture, until a
           ------
successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Lien" means, with respect to any Property, any mortgage or deed of
           ----
trust, pledge, hypothecation, assignment, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Management Stockholders" means (i) Joseph L. Lanier, Jr., Richard L.
           -----------------------
Williams and Barry F. Shea and certain of their family members who beneficially own Voting Stock of the Parent on the date of this Indenture (or, in the case of the death or incompetence of any such person or family member, the estate, heirs, executor, administrator, committee or other personal representative of such person or family member (collectively "heirs")) or any Person controlled, directly or indirectly, by such person or family member or his heirs and (ii) any employee of the Issuer who acquires common stock of the Issuer pursuant to the Parent's Amended and Restated Stock Option Plan, to the extent such common stock is required to be, and is, surrendered by Joseph L. Lanier, Jr. to the Parent. Notwithstanding the foregoing, no person who is employed by a competitor of the Issuer shall be considered to be a Management Stockholder.

          "MILP" means Mezzanine Investment Limited Partnership-BDR, its
           ----
successors and assigns, provided that Mezzanine Investment Limited Partnership-
                        --------
BDR or such successor or assign is either Metropolitan Life Insurance Company or an Affiliate of Metropolitan Life Insurance Company.

         "Moody's" means Moody's Investors Service, Inc., or any successor
          -----
thereto.

          "Net Cash Proceeds" from any Asset Sale by any Person or its
           -----------------
Subsidiaries means cash and cash equivalents received in respect of the Properties sold net of (i) all reasonable out-of-pocket fees and expenses of such Person or such Subsidiary Incurred in connection with such Asset Sale, including, without limitation, all legal, title and recording tax expenses, brokerage commissions, underwriting discounts and other fees and expenses Incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state provincial, foreign and local taxes arising in connection with such Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person or its Subsidiaries, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such Properties in accordance with the terms of any Lien upon or with respect to such Properties or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Subsidiaries of such Person as a result of such Asset Sale and (iv) appropriate amounts provided by such Person or its Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Person or such Subsidiary after such transaction, including, without limitation, pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that, in the
                                             --------  -------
event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required, to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Subsidiaries from escrow; and provided further,
                                                             -------- -------
however, that any non-cash consideration received in connection with an Asset
-------
Sale which is subsequently converted to cash shall be deemed to be Net Cash Proceeds at such time and shall thereafter be applied in accordance with Section 3.08.

          "Non-Payment Default" means any event of default (other than a Payment
           -------------------
Default) the occurrence of which entitles one or more Persons to accelerate immediately (all required notices having been given and all applicable grace periods having expired) the maturity of any Specified Senior Indebtedness without any further notice (except such notice as may be required to effect such acceleration).

          "Officer" of any Person means the Chief Executive Officer, the
           -------
President, any Vice President, the Treasurer, the Director of Finance, the Secretary or the Controller of such Person.

          "Officers' Certificate" means a certificate signed by two Officers or
           ---------------------
by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of any Person that shall comply with the applicable provisions of Sections 11.04 and 11.05.

          "Opinion of Counsel" means a written opinion from legal counsel
           ------------------
prepared in accordance with Sections 11.04 and 11.05. The counsel may be an employee of or counsel to the Issuer.

          "Parent" means Braelan Corp., a Delaware corporation and the sole
           ------
shareholder of the Issuer, and any successor.

          "Payment Default" means any default in the payment of principal of,
           ---------------
premium (if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto whether at stated maturity or as a result of acceleration or otherwise.

          "Permitted Indebtedness" means any and all of the following: (i)
           ----------------------
Indebtedness Incurred by the Issuer under the Bank Credit Agreement not to exceed the greater of (A) $60 million at any one time outstanding and (B) 85% of the book value of the Issuer's consolidated accounts receivable plus 55% of the book value of the Issuer's consolidated inventory; (ii) Indebtedness evidenced by the Securities; (iii) Indebtedness of the Issuer and its Subsidiaries under Interest Rate Protection Agreements, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this Section; (iv) Indebtedness of the Issuer and its Subsidiaries to any of the Issuer's wholly-owned Subsidiaries or the Parent so long as such Indebtedness is held by one of the Issuer's wholly-owned Subsidiaries or the Parent and (in the case of Indebtedness of the Issuer) is subordinated in right of payment to the Securities; (v) Indebtedness of the Issuer and its Subsidiaries outstanding on the date of this Indenture; (vi) Indebtedness of the Issuer and its Subsidiaries under Exchange Rate Contracts and Commodity Agreements; (vii) Indebtedness of any Person which shall merge into or consolidate with the Issuer in accordance with Section 5.01, which Indebtedness was not Incurred in anticipation of such merger or consolidation and was outstanding prior to such merger or consolidation; (viii) Indebtedness of the Issuer Incurred in connection with a prepayment of Securities pursuant to a Change of Control, provided that the principal amount of such Indebtedness does not exceed 101% of the principal amount of the Securities prepaid plus the amount of customary fees and expenses payable by the Issuer in connection therewith, and such Indebtedness (A) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and
(B) has a final maturity date later than the final maturity date of the Securities; (ix) Acquired Indebtedness, provided that after giving pro forma effect to the Incurrence thereof, the Issuer could Incur $1.00 of additional Indebtedness pursuant Section 3.02 (other than as Permitted Indebtedness); (x) Indebtedness of the Issuer or any Subsidiary in respect of Capital Lease obligations or Capital Expenditure Indebtedness directly Incurred by the Issuer or such Subsidiary, provided that (A) the principal amount of such Indebtedness does not exceed the Fair Market Value of the Property leased, acquired or constructed, (B) the Property so leased, acquired or constructed is to be used in the textile or apparel business or any business ancillary thereto and (C) the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (x) does not exceed $35 million at any one time outstanding; (xi) Indebtedness of the Issuer Incurred pursuant to industrial revenue or similar tax-free obligations not to exceed $10 million at any one time outstanding;
(xii) Indebtedness of the Issuer not otherwise permitted to be Incurred pursuant to this Section in an aggregate principal amount not to exceed $25 million; and
                                                                --
(xiii) Indebtedness Incurred by the Issuer or a Subsidiary in exchange for, or the proceeds of which are used to refinance, Indebtedness Incurred by the Issuer or such Subsidiary, respectively, referred to in clauses (i) through (xii) of this paragraph, provided that (A) such Indebtedness is in an aggregate principal amount not in excess of the aggregate principal amount then outstanding of the Indebtedness being exchanged or refinanced plus any premium required by the terms thereof and the amount of customary fees and expenses payable by the Issuer in connection therewith and (B) if the Indebtedness being exchanged or refinanced is a Subordinated Obligation, (1) such Indebtedness is subordinate to the Securities to at least the same extent, (2) such Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being exchanged or refinanced and (3) such Indebtedness has an Average Life to Stated Maturity at the time such Indebtedness is Incurred that is greater than the Average Life to Stated Maturity of the Indebtedness being exchanged or refinanced.

               "Permitted Investments" means any and all of the following: (a)
                ---------------------
U.S. Government Obligations maturing within one year of the date of purchase;
(b) certificates of deposit from or acceptances accepted or guaranteed by Acceptable Banks due within one year, or demand deposits maintained in the ordinary course of business with Acceptable Banks; (c) commercial paper maturing within 180 days of original issue rated at the time of acquisition A-1 by S&P or P-1 by Moody's; (d) Investments in a wholly-owned Subsidiary or in any other Person as a result of which such other Person becomes a wholly-owned Subsidiary;
(e) Investments in money market funds organized under the laws of the United States or any State thereof that invest substantially all their assets in any of the Investments described in clause (a), (b) or (c) above; (f) loans or advances to employees made in the ordinary course of business and not to exceed $1 million in the aggregate at any one time outstanding; and (g) negotiable instruments held for collection, lease, utility and similar deposits, or stock, obligations or securities received in settlement of debts owing to the Issuer or a Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, in each case as to debt that arose in the ordinary course of business of the Issuer or such Subsidiary.

               "Person" means any individual, corporation, partnership, joint
                ------
venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Preferred Stock" of any Person means Capital Stock of such
                ---------------
Person of any class or series (however designated, whether voting or non-voting, now outstanding or hereafter issued) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, over shares of Capital Stock of any other class or series of such Person; provided, however, that "Preferred Stock"
                                      --------  -------
shall not include Redeemable Stock.

               "Property" means, with respect to any Person, any interest of
                --------
such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

               "Public Equity Offering" means a bona fide underwritten public
                ----------------------
offering of Capital Stock of the Issuer or the Parent pursuant to an effective registration statement under the Securities Act, as a result of which Capital Stock of the Issuer or the Parent, as applicable, is distributed to the public.

               "Redeemable Stock" of any Person means any equity security of
                ----------------
such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including upon the happening of an event), is required to be redeemed or is redeemable at the option of the holder thereof, in whole or part, on or prior to the first anniversary of the Stated Maturity of the Securities, or is exchangeable for debt at any time, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities.

               "Relevant Company" means either (A) if the Issuer is a wholly-
                ----------------
owned subsidiary of the Parent, the Parent, or (B) if the Issuer is not a wholly-owned subsidiary of the Parent, the Issuer.

               "Representative" means the trustee, agent or representative (if
                --------------
any) for an issue of Senior Indebtedness.

               "Restricted Payment" means (i) a dividend or other distribution
                ------------------
declared and paid on the Capital Stock of the Issuer (including any payment in connection with any merger or consolidation involving the Issuer) or to the Issuer"s shareholders (other than dividends, distributions or payments made solely in Capital Stock of the Issuer), or declared and paid to any Person other than the Issuer or any of its wholly-owned Subsidiaries on the Capital Stock of any Subsidiary, (ii) a payment made by the Issuer or any of its Subsidiaries to purchase, redeem, acquire or retire for value any Capital Stock of the Issuer or of any Affiliate of the Issuer (other than a purchase, redemption or acquisition of Capital Stock from a wholly-owned Subsidiary of the Issuer), (iii) a payment made by the Issuer or any of its Subsidiaries to redeem, repurchase, defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligation or any Indebtedness of the Parent, or (iv) any Investment other than a Permitted Investment by the Issuer or a Subsidiary in any Person. The amount of any Restricted Payment, if other than in cash, shall be the Fair Market Value of the Property transferred by the Issuer or a Subsidiary, as the case may be.

               "S&P" means Standard & Poor"s Corporation, or any successor
                ---
thereto.

               "Sale and Leaseback Transaction" means, with respect to any
                ------------------------------
Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a

Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

               "SEC" means the Securities and Exchange Commission and any
                ---
government agency succeeding to its functions.

               "Securities Act" means the Securities Act of 1933, as amended.
                --------------

               "Senior Indebtedness" means, at any date, the principal of,
                -------------------
premium (if any) and interest on (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law, whether or not such interest is an allowed claim in such proceeding) any Indebtedness (other than as otherwise provided in this definition) of the Issuer (or any successor Issuer under this Indenture), whether outstanding on the date of this Indenture or thereafter Incurred and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include all obligations of every nature of the Issuer from time to time owed to the lenders under the Bank Credit Agreement, including fees and expenses owing thereunder, and obligations with respect to any letters of credit issued for the account of the Company under the Bank Credit Agreement, whether outstanding on the date of this Indenture or thereafter Incurred; provided, however, that any Indebtedness under any refinancing, refunding, or
--------  -------
replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the payment of the Indebtedness thereunder is expressly subordinate to any other Indebtedness of the Issuer. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Securities, (ii) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Issuer, (iii) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer, (iv) Indebtedness which is represented by Redeemable Stock, (v) to the extent that it might constitute Indebtedness, any liability for foreign, federal, state, local or other taxes owed or owing by the Issuer, (vi) that portion of any Indebtedness which at the time of Incurrence is in violation of this Indenture,
(vii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), and (viii) Indebtedness of or amounts owed by the Issuer for compensation to employees or for services.

               "Special Record Date" for the payment of any Defaulted Interest
                -------------------
means a date fixed by the Issuer pursuant to Section 2.12.

               "Specified Asset Sale" means an Asset Sale by the Issuer or any
                --------------------
of its Subsidiaries in which the Fair Market Value of the shares, ownership interests or other Property being sold, leased or otherwise disposed of, in a single transaction or series of related transactions, exceeds $1 million.

               "Specified Senior Indebtedness" means (i) all Senior Indebtedness
                -----------------------------
under the Bank Credit Agreement and (ii) any other Senior Indebtedness which, at the time of Incurrence, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $20,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Specified Senior Indebtedness" by the Issuer.

               "Stated Maturity" means, when used with respect to any security
                ---------------
or debt obligation, the date specified in such security or obligation as the fixed date on which the principal or redemption price of such security or obligation is due and payable and, when used with respect to any installment of interest on a security or debt obligation, the fixed date on which such installment of interest is due and payable. The Stated Maturity of the deemed principal amount of a Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The Stated Maturity of the deemed principal amount of any Redeemable Stock shall be the earlier of (i) the date on which such Redeemable Stock could be redeemed and (ii) the Stated Maturity of any debt securities into which such Redeemable Stock is convertible or exchangeable. With respect to any guarantee, the dates on which principal or interest is due or payable shall be deemed, for this purpose, to be the dates on which principal or interest is due on the Indebtedness thereby guaranteed.

               "Subordinated Obligation" means any Indebtedness of the Issuer
                -----------------------
(whether outstanding on the date of this Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Securities.

               "Subsidiary" means, with respect to any Person any corporation,
                ----------
association, partnership or other business entity a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless the context otherwise indicates, "Subsidiary" or "Subsidiaries" refer to Subsidiaries of the Issuer.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
                ---
77aaa-77bbbb), as in effect on the date of this Indenture (except as otherwise provided in Section 9.03).

               "Trustee" means the party named as such above until a successor
                -------
replaces it pursuant to this Indenture and thereafter means the successor.

               "Trust Officer" means any officer in the Corporate Trust Office
                -------------
of the Trustee or any other officer of the Trustee assigned by the Trustee to administer this Indenture.

               "U.S. Government Obligations" means direct obligations of the
                ---------------------------
United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged and which are noncallable at the option of the issuer thereof.

               "Voting Stock" of any Person means any class or classes of
                ------------
Capital Stock which entitle the holders thereof under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

               "wholly-Owned Subsidiary" means any Subsidiary of the Issuer of
                -----------------------
which 100% of the outstanding Capital Stock (other than directors' qualifying shares) is owned by the Issuer and/or another wholly-owned Subsidiary of the Issuer.

               SECTION 1.02. Other Definitions.
                             -----------------

Term                                                                           Defined in
----
                                                                                Section
                                                                               -----------
"Bankruptcy Law".........................................                            6.01
"Change of Control Offer"................................                         3.11(a)
"Change of Control Payment Date".........................                     3.12(b)(ii)
"Custodian"..............................................                            6.01
"Discharged".............................................                            8.01
"Event of Default".......................................                            6.01
"Excess Proceeds"........................................                         3.08(a)
"Expiration Date"........................................                         3.08(b)
"Interest Payment Date"..................................      Section 1 of Exh. A hereto
"Legal Holiday"..........................................                           11.07
"Paying Agent"...........................................                            2.03
"Prepayment offer".......................................                         3.08(a)
"Prepayment Offer Notice"................................                         3.08(b)
"Purchase Date"..........................................                         3.08(b)
"Registrar"..............................................                            2.03
"Repurchase Price".......................................                         3.12(a)

               SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
                             -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Securities;
                --------------------

               "indenture security holder" means a Securityholder;
                -------------------------

               "indenture to be qualified" means this Indenture;
                -------------------------

               "indenture trustee" or "institutional trustee" means the Trustee;
                -----------------
     and

               "obligor" on the Securities means the Issuer and any other
                -------
     obligor on the indenture securities.

                SECTION 1.04. Rules of Construction. Unless the context
                              ---------------------
otherwise requires: (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles; and (ii) words in the singular include the plural, and in the plural include the singular.

                                  ARTICLE II

                                The Securities
                                --------------

               SECTION 2.01. Form and Dating. The Securities and the Trustee's
                             ---------------
certificate of authentication shall be substantially in the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, which Exhibit A is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, usage or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution of the Securities in accordance with Section 2.02. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. Each Security shall be dated the date of its authentication.

               The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which such Securities may then be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities in accordance with Section 2.02.

               SECTION 2.02. Execution and Authentication. The Chief Executive
                             ----------------------------
Officer, President or any Vice President of the Issuer shall sign the Securities for the Issuer. The Issuer's seal shall be reproduced on the Securities and may be in facsimile form and shall be attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Issuer. The signatures required by this paragraph may be by manual or facsimile signature.

               If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of a duly authorized signatory of the Trustee. This signature shall be conclusive evidence, and the only evidence, that the Security has been authenticated under this Indenture and is entitled to the benefits hereunder.

               The Trustee shall authenticate and deliver Securities for original issue, in the aggregate principal amount of not more than $120,000,000, pursuant to a written order of the Issuer signed by an Officer of the Issuer. The order shall specify the amount of Securities to be authenticated and the date upon which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities which may be outstanding at any time pursuant to this Indenture may not exceed $120,000,000, except as provided in
Section 2.07.

               With the approval of the Issuer, the Trustee may appoint an authenticating agent to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer.

               The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

               SECTION 2.03. Registrar and Paying Agent. The Issuer shall
                             --------------------------
maintain in the Borough of Manhattan, New York, New York, an office or agency where Securities shall be registered and may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"), and the Issuer shall maintain in the Borough of Manhattan, New York, New York, an office or agency where notices or demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Registrar shall keep a register for the Securities and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents, which may be located either within or outside the Borough of Manhattan, New York, New York. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any additional registrar. The Issuer may change any Paying Agent or Registrar without prior notice to any Securityholder.

               The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the applicable terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any Affiliate of the Issuer may act as Paying Agent or Registrar.

               The Issuer initially appoints the Trustee at the address specified in Section 11.02 as Registrar and Paying Agent, and as agent for service of notices and demands.

               SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to the
                             -----------------------------------
Stated Maturity of principal of, premium (if any) and interest on any Security, the Issuer shall deposit with the Paying Agent money sufficient to pay such principal, premium (if any) and interest so becoming due. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium (if any) and interest on the Securities (whether such money has been paid to it by the Issuer or any other obligor on the Securities) and shall notify the Trustee of any failure by the Issuer (or any other obligor on the Securities) in making any such payment. While any such failure continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money so paid over to the Trustee. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

               SECTION 2.05. Securityholder Lists. The Trustee shall preserve in
                             --------------------
as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee or the Paying Agent on or before each interest payment date for the Securities and at such other times as the Trustee may reasonably request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

               SECTION 2.06. Registration of Transfer and Exchange. When
                             -------------------------------------
Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided that a Security surrendered for registration of transfer or exchange shall be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchange, the Issuer shall issue Securities and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with registration of transfer or exchange of Securities other than exchanges pursuant to Section 2.10, 3.08(d), 3.12(e), 4.06 or 9.05 not involving any transfer. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portions thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

               SECTION 2.07. Replacement Securities. If a mutilated Security is
                             ----------------------
surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee, at the Issuer's written order signed by an Officer, shall, subject to requirements of law, authenticate a replacement Security if the requirements of the Trustee and the Issuer are met. The Trustee or the Issuer may require the Holder to provide an indemnity bond sufficient in the judgment of each of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to the issuance of any new Security under this Section and any other expense (including the fees and expenses of the Trustee) in connection therewith. In case any such lost, destroyed or wrongfully taken Security has become or within 15 days is to become due and payable, the Issuer in its discretion may, instead of issuing a replacement Security, pay such Security. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Securities.

               Every replacement Security is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

               SECTION 2.08. Outstanding Securities. The Securities outstanding
                             ----------------------
at any time are all the Securities duly authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

               If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding and interest ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If all principal of, premium (if any) and interest on any of the Securities is considered paid under Section 3.01, such Securities shall cease to be outstanding and interest on them shall cease to accrue.

               Except as provided in Section 2.09, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds such Security.

               SECTION 2.09. Treasury Securities. In determining whether the
                             -------------------
Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or any other obligor, or by an Affiliate of the Issuer or such other obligor, shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

               SECTION 2.10. Temporary Securities. Until definitive Securities
                             --------------------
are ready for delivery, the Issuer may prepare and execute and the Trustee, at the Issuer's written order signed by an officer, shall authenticate temporary Securities, substantially in the form of definitive Securities, with such variations that the Issuer considers appropriate for temporary Securities, as conclusively evidenced by the execution of such temporary Securities by Officers of the Issuer in accordance with Section 2.02.

               If temporary Securities are issued, the Issuer will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at the Corporate Trust Office, without charge to the Holder. Upon surrender for exchange of any one or more temporary Securities, the Issuer shall execute and the Trustee, at the Issuer's written order signed by an Officer, shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities having the same date as such temporary Securities. Until so exchanged, temporary securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

               SECTION 2.11. Cancellation. The Issuer at any time may deliver
                             ------------
Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or repurchase. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, exchange, payment, repurchase, replacement or cancellation and shall destroy canceled Securities unless the Issuer directs them to be returned to it by written order signed by an Officer. The Trustee shall from time to time as requested by the Issuer, but not less frequently than annually, provide the Issuer with a certificate of destruction. The Issuer may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation, except as otherwise provided herein.

               SECTION 2.12. Defaulted Interest. If and to the extent the Issuer
                             ------------------
fails to make or duly provide for a payment of interest on the Securities, it shall pay such interest, plus interest payable on the defaulted interest (to the extent permitted by law) at the rate borne by the Securities, to the Persons who are Securityholders at the close of business on a special record date (the "Special Record Date"), which the Issuer shall establish for such payment, notice of which shall be delivered by the Trustee to each Holder of a Security, not less than 10 days prior to the Special Record Date.

               SECTION 2.13. Persons Deemed Owners. Prior to due presentment for
                             ---------------------
registration of transfer, the Issuer, the Trustee, the authenticating agent, if any, and any Agent may treat the Holder of a Security as the owner of such Security for the purpose of receiving payment of principal of, premium (if any) and, subject to Section 2.12, interest on, such Security and for all other purposes whatsoever whether or not such Security is overdue, and none of the Issuer, the Trustee, the authenticating agent, if any, or any Agent shall be affected by notice to the contrary.

               SECTION 2.14. Computation of Interest. Interest on the Securities
                             -----------------------
shall be computed on the basis of a 360-day year of twelve 30-day months.

               SECTION 2.15. Predecessor Securities. All Securities issued upon
                             ----------------------
any registration of transfer or exchange of Securities or in replacement of a lost, destroyed or stolen Security pursuant to Section 2.07 shall evidence the same debt, and be entitled to the same benefits under this Indenture, as the predecessor Security or Securities surrendered upon such registration of transfer or exchange or lost, destroyed or stolen, as the case may be.

                                  ARTICLE III

                                   Covenants

               SECTION 3.01. Payment of Securities. The Issuer shall pay the
                             ---------------------
principal of, premium (if any) and interest on, the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium (if any) and interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on that date money designated for and sufficient to pay all principal, premium (if any) and interest then due.

               SECTION 3.02. Limitation on Indebtedness. The Issuer shall not,
                             --------------------------
directly or indirectly, Incur any Indebtedness and the Issuer shall not permit any Subsidiary, directly or indirectly, to Incur any Indebtedness or Preferred Stock, other than Permitted Indebtedness, except that, the Company may Incur Indebtedness if (a) after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Fixed Charge Coverage Ratio exceeds 2.25 to 1 or (b) such Indebtedness or Preferred Stock is Permitted Indebtedness.

               For purposes of determining compliance with this Section 3.02, in the event that an item of Indebtedness is described in more than one clause of the definition of Permitted Indebtedness, the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such of Indebtedness in one of such clauses.

               SECTION 3.03. Limitation on Guarantees by Subsidiaries of
                             -------------------------------------------
Issuer's Indebtedness. The Issuer shall not permit any of its Subsidiaries to
---------------------
Incur or permit to exist any guarantee of any Indebtedness of the Issuer unless such Subsidiary contemporaneously guarantees the Securities on a senior subordinated basis. Notwithstanding the foregoing, any guarantee by a Subsidiary of the Securities pursuant to this Section 3.03 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer's Capital Stock in, or all or substantially all of the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the guarantee that resulted in the creation of the guarantee required by this Section, except a discharge or release by or as a result of payment under such guarantee. The requirements of this Section 3.03 shall not apply to any Subsidiary that has issued a guarantee unless and until (i) as of the end of the most recently completed fiscal quarter for which financial statements of the Issuer have been published, the total consolidated assets of such Subsidiary exceeded 5% of the Issuer's consolidated total assets or (ii) for the most recently completed four fiscal quarters for which financial statements have been published (including as part of annual financial statements), consolidated net sales of such Subsidiary exceeded 5% of the Issuer's consolidated net sales, in each case determined in accordance with GAAP on a basis consistent with past practices. All calculations made pursuant to the immediately preceding sentence shall give pro forma effect to (x) any Asset Sale or (y) any acquisition of material assets out of the ordinary course of business that has occurred during such four fiscal quarter period or is probable as if such Asset Sale or acquisition had occurred (A) as of the end of such period in the case of clause
(i) of the immediately preceding sentence or (B) as of the beginning of such four fiscal quarter period in the case of clause (ii) of the immediately preceding sentence.

          SECTION 3.04. Limitation on Liens. The Issuer shall not, and shall not
                        -------------------
permit any of its Subsidiaries to, directly or indirectly, Incur any Lien on or with respect to any Property of the Issuer or such Subsidiary, or any interest therein or any income or profits therefrom, unless the Securities are secured equally and ratably with (or, in the case of Liens securing Subordinated Obligations, prior to) any and all other Indebtedness secured by such Lien, except for: (i) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Issuer or any Subsidiary or becomes a Subsidiary (and not Incurred concurrently with or in anticipation of such transaction), provided that such Liens are not extended to other Property of the Issuer and its other Subsidiaries; (ii) any Lien existing on any Property at the time of the acquisition thereof (and not Incurred concurrently with or in anticipation of such transaction); (iii) any Lien Incurred to secure the performance of statutory obligations, performance bonds or other obligations of a like nature Incurred in the ordinary course of business; (iv) any Lien to secure a Capital Lease Obligation or Capital Expenditure Indebtedness permitted by clause (x) of the definition of Permitted Indebtedness; (v) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP; (vi) Liens existing as of the date of this Indenture; (vii) Liens on Property of the Issuer to secure Senior Indebtedness; and (viii) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange, in whole or in part, of or for any Indebtedness secured by Liens referred to in the foregoing clauses (i) through (vii) (except with respect to Senior Indebtedness referred to in clause (vii) which, after any such extension, renewal, refinancing, refunding or exchange, is subordinate in right of payment to any other Indebtedness of the Issuer), provided that such Liens do not extend to any other Property and that the principal amount of the Indebtedness secured by such Liens is not increased.

          SECTION 3.05. Limitation on Sale and Leaseback Transactions. The
                        ---------------------------------------------
Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless the net proceeds from such transaction are at least equal to the Fair Market Value of the Property being transferred and, at the Issuer's option, (i) the obligations of the Issuer or such Subsidiary with respect thereto are included as Indebtedness under Section
3.02 and would be permitted thereunder and the Issuer or such Subsidiary would be permitted to Incur a Lien to secure such Indebtedness under Section 3.04 without equally and ratably securing the Securities or (ii) the Issuer treats such transaction as an Asset Sale and complies with the provisions of Section
3.08 with respect thereto.

          SECTION 3.06. Limitation on Restricted Payments. (a) The Issuer shall
                        ---------------------------------
not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving-effect to the proposed Restricted Payment: (i) any Default or Event of Default has occurred and is continuing; or (ii) the Issuer could not Incur at least $1.00 of additional Indebtedness pursuant to Section 3.02 (other than as Permitted Indebtedness); or (iii) the aggregate amount expended or declared for all Restricted Payments from the date of this Indenture exceeds the sum of (A) the aggregate net proceeds (including the Fair Market Value of Property other than cash) from sales of Capital Stock of the Issuer (other than to a Subsidiary of the Issuer) and cash capital contributions to the Issuer from its stockholders, plus (B) 50% of the aggregate cumulative Consolidated Net Income of the Issuer (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) beginning on the first day of the fiscal quarter beginning immediately after the date of this Indenture and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, plus (C) $1 million.

          (b) The foregoing shall not prohibit any of the following (and none of the following shall be included in calculating the amount of Restricted Payments made or available to be made pursuant to Section 3.06(a)(iii)):

          (i) any purchase or redemption of Capital Stock or Subordinated Obligations out of the proceeds from the substantially concurrent sale of Capital Stock;

          (ii) any purchase or redemption of Subordinated Obligations out of the proceeds from the substantially concurrent sale of Subordinated Obligations; and

          (iii) dividends paid by the Issuer on or within one Business Day following the Issue Date out of proceeds of the offering of the Securities.

          (c) So long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), the foregoing shall not prohibit any of the following (but the following shall be included in calculating the amount of Restricted Payments made and available to be made pursuant to Section 3.06(a)(iii)):

          (iv) dividends paid by the Issuer within 60 days after declaration if they were permitted at the time of declaration;

          (v) dividends paid by the Issuer to the Parent to be used by the Parent to pay any tax liability of the Parent or the Issuer;

          (vi) dividends paid by the Issuer to the Parent, in an aggregate amount not to exceed $500,000 in any 12 month period, to be used by the Parent to repurchase Capital Stock of the Parent from employees and management of the Parent or the Issuer, at the Fair Market Value thereof, upon any such individual's death, disability or termination of employment; and

          (vii) Restricted Payments not otherwise permitted to be made by
     Section 3.06(a), made on or after the third anniversary of the Issue Date, in an aggregate amount not to exceed $7 million.

          SECTION 3.07.  Limitation on Issuance and Sale of Capital Stock of
                         ---------------------------------------------------
Subsidiaries. The Issuer shall not (i) permit any wholly-owned Subsidiary to
------------
issue any Capital Stock other than to the Issuer or one of its wholly-owned Subsidiaries or (ii) permit any Person other than the Issuer or a wholly-owned Subsidiary to own any Capital Stock of a wholly-owned Subsidiary (other than directors' qualifying shares), except for (a) a sale of 100% of the Capital Stock of a wholly-owned Subsidiary effected in accordance with the provisions of
Section 3.08, and (b) an issuance of Preferred Stock permitted under the provisions of Section 3.02.

          SECTION 3.08.  Limitation on Specified Asset Sales. (a) The Issuer
                         -----------------------------------
shall not, and shall not permit any Subsidiary to, consummate any Specified Asset Sale-unless: (i) the Issuer or such Subsidiary, as the case may be, receives consideration at the time of such Specified Asset Sale at least equal to the Fair Market Value of the Property disposed of and (ii) at least 75% of the consideration received by the Issuer or such Subsidiary for such Property is in the form of cash or cash equivalents. The Issuer or such Subsidiary may, within 360 days of such Specified Asset Sale, at its option, (1) reinvest an amount equal to the Net Cash Proceeds (or any portion thereof) from such disposition in Additional Assets so long as the Issuer has notified the Trustee in writing within 330 days of such Asset Sale that it has determined to apply Net Cash Proceeds from such Asset Sale to an investment in such Additional Assets and/or (2) offer to apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the repayment of any Senior Indebtedness of the Issuer or Indebtedness of Subsidiaries, and repay such Indebtedness of any lender or debtholder who accepts such offer. Any Net Cash Proceeds from any Specified Asset Sale that are not used in accordance with (1) or (2) above shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds the greater of $10 million and 15% of Consolidated Net Tangible Assets, the Issuer shall make an offer in accordance with the provisions of paragraphs
(b), (c) and (d) of this Section 3.08 (the "Prepayment Offer") to purchase on a pro rata basis according to the principal amount of the Securities validly tendered by each Securityholder and not properly withdrawn, from all holders of the Securities, an aggregate principal amount of Securities equal to the Excess Proceeds, at a price in cash at least equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the Purchase Date (as defined in paragraph (b) below). To the extent that any portion of the amount of Net Cash Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender their Securities for repurchase as provided in accordance with this Indenture, the Issuer or such Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds shall be reset to zero.

          (b) Within five Business Days after 360 days from the date of a Specified Asset Sale, the Issuer shall, if it chooses (or is obligated pursuant to paragraph (a) above) to apply an amount equal to any remaining Net Cash Proceeds (or any portion thereof) to fund an offer to repurchase the Securities, send written notice (a "Prepayment Offer Notice") to the Holders of the Securities offering to purchase from such Holders the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased with the aggregate Excess Proceeds at a price, payable in cash, equal to at least 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the Purchase Date. The Prepayment Offer Notice will contain all instructions and materials necessary to enable such Holder to tender pursuant to the Prepayment Offer. The Prepayment Offer Notice will also state (i) that the Issuer is offering to purchase Securities pursuant to the provisions of this
Section 3.08, (ii) that, to the extent Securities in an aggregate amount in excess of the Excess Proceeds are validly tendered and not properly withdrawn, the Issuer will repurchase Securities on a pro rata basis according to the principal amount of the Securities validly tendered by each Securityholder and not properly withdrawn, (iii) that any Security (or any portion thereof) accepted for payment (and duly paid on the Purchase Date (as defined below)) pursuant to the Prepayment Offer will cease to accrue interest after the Purchase Date, (iv) the expiration date (the "Expiration Date") of the Prepayment Offer, which will be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Prepayment Offer, (v) a settlement date (the "Purchase Date") for the purchase of Securities within five Business Days after the Expiration Date, (vi) the maximum aggregate principal amount of Securities to be purchased and the purchase price thereof and (vii) a description of the procedures which a Holder must follow to tender all or any portion of such Holder's Securities. At the Issuer's written order signed by an Officer, the Trustee shall give the Prepayment Offer Notice required by this paragraph (b) in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this paragraph (b).

          To tender any Security, a Holder must surrender such Security, with the form entitled "Election of Holder to Require Repurchase" on the reverse of the Security completed, at the place or places specified in the Prepayment Offer Notice prior to the close of business on the Expiration Date. Any Holder will be entitled to withdraw all or any portion of the Securities tendered by such Holder if the Paying Agent receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder tendered, the certificate numbers of the Securities tendered and a statement that such Holder is withdrawing all or a portion of such tender. Any portion of Securities so tendered or withdrawn must be tendered or withdrawn in an integral multiple of $1,000 principal amount.

          On the Purchase Date, the Issuer shall (i) accept for payment any Security (or a portion thereof) tendered pursuant to the Prepayment offer and not validly withdrawn, (ii) deposit with the Paying Agent money sufficient to pay the purchase price thereof and (iii) deliver to the Trustee each Security so accepted together with an Officers' Certificate that states the aggregate principal amount of Securities tendered to the Issuer. The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the purchase price thereof.

          (c) Notwithstanding the foregoing, if any Security (or any portion thereof) accepted for payment shall not be so paid pursuant to the provisions of
Section 3.08(b), then, from the Purchase Date until the principal of, premium (if any) and interest on such Security is paid, interest shall be paid on the unpaid principal and premium (if any) and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case, at the rate prescribed therefor by such Security.

          (d) Upon surrender of any Security tendered or accepted in part, the Issuer shall execute, and the Trustee shall authenticate and deliver, a new Security, of any authorized denomination, in an aggregate principal amount equal to the unpaid portion of the surrendered Security.

          SECTION 3.09.  Transactions with Affiliates. The Issuer shall not, and
                         ----------------------------
shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, but not limited to, the sale, transfer, disposition, purchase, exchange or lease of assets or Property, the making of any Investment, the giving of any guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Issuer, unless (i) such transaction or series of related transactions is in the best interest of the Issuer or such Subsidiary, (ii) such transaction or series of related transactions is on terms no less favorable to the Issuer or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Issuer and (iii) (A) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value in excess of $1 million, the Issuer delivers an Officers' Certificate to the Trustee to the effect that such transaction or series of related transactions complies with clauses (i) and (ii) of this paragraph, (B) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value in excess of $5 million the Board of Directors, including a majority of the disinterested members of the Board of Directors, of the Issuer approves such transaction or series of related transactions and, in its good faith judgment, believes that such transaction or series of related transactions complies with clauses (i) and
(ii) above, as evidenced by a Board Resolution and (C) with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value in excess of $10 million or, with respect to a transaction or series of related transactions involving aggregate payments or Fair Market Value in excess of $5 million as to which no member of the Board of Directors of the Issuer is disinterested, the Issuer shall receive the written opinion of a nationally recognized firm of investment bankers, accountants, industry consultants or other appropriately qualified experts that such transaction (or series of related transactions) is fair to the Issuer or such Subsidiary. Notwithstanding the foregoing, the purchase by the Issuer or any Subsidiary of insurance from an Affiliate of the Issuer, in the ordinary course of business of the Issuer or such Subsidiary, need only comply with clauses (i) and (ii) above. For purposes of this Section 3.09, the Issuer and its wholly-owned Subsidiaries shall be deemed not to be Affiliates.

          SECTION 3.10.  Limitation on Dividend Restrictions Affecting
                         ---------------------------------------------
Subsidiaries. The Issuer shall not, and shall not permit any of its Subsidiaries
------------
to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Issuer or a Subsidiary, (iii) make any Investment in the Issuer or a Subsidiary or (iv) transfer any Property to the Issuer or any Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of this Indenture; (b) any encumbrance or restriction with respect to a Subsidiary that is not a Subsidiary of the Issuer on the date of this Indenture in existence at the time such Person becomes a Subsidiary of the Issuer and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; (c) restrictions contained in security agreements or leases securing Indebtedness or rental payments of a Subsidiary to the extent such restrictions restrict the transfer of the specific Property under lease or being financed and only if the Incurrence of such Indebtedness and such Lien were permitted by the terms of this Indenture; (d) any encumbrance or restriction existing under any agreement that extends, renews refinances or replaces the agreements containing the restrictions in the foregoing clauses, provided that the terms and conditions of any such restriction are not materially less favorable to the Securityholders than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced; and (e) any restriction with respect to the transfer of all or substantially all the Capital Stock of a Subsidiary or any of the assets of a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such Capital Stock or such assets pending the closing of such sale or disposition.

          SECTION 3.11.  Limitation on Certain Subordinated Indebtedness. The
                         -----------------------------------------------
Issuer shall not Incur any Indebtedness that is expressly by its terms (i) subordinate or junior in right of payment to any of its Indebtedness and (ii) senior in right of payment to the Securities.

          SECTION 3.12.  Repurchase of Securities at Option of the Holder upon
                         -----------------------------------------------------
Change of Control. (a) Upon the occurrence of a Change of Control, each Holder
-----------------
shall have the right to require the Issuer to repurchase such Holder's Securities, in whole or in part, in integral multiples of $1,000, pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price (the "Repurchase Price") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (as defined below).

          (b) Within 30 calendar days following any Change of Control, the Issuer shall mail a notice to each Holder and to the Trustee stating:

          (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 3.12, and that all Securities that are timely tendered will be accepted for payment;

          (ii) the Repurchase Price and the repurchase date, which shall be a date occurring no earlier than 30 days and no later than 60 days subsequent to the date on which such notice is mailed (the "Change of Control Payment Date");

          (iii) that any Security (or any portion thereof) not tendered will continue to accrue interest;

          (iv) that any Security (or any portion thereof) accepted for payment pursuant to the Change of Control Offer (and duly paid on the Change of Control Payment Date) will cease to accrue interest after the Change of Control Payment Date;

          (v) that any Holder electing to have a Security (or any portion thereof) repurchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Election of Holder to Require Repurchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice on or prior to the close of business on the fifth Business Day prior to the Change of Control Payment Date;

          (vi) that any Holder will be entitled to withdraw all or a portion (in a principal amount in an integral multiple of $1,000) of the Securities delivered for repurchase if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for repurchase, the certificate numbers of such Securities and a statement that such Holder is withdrawing all or a portion of the Securities delivered for repurchase; and

          (vii) that any Holder that elects to have a portion of its Securities repurchased must specify the principal amount that is being tendered for repurchase, which principal amount must be in an integral multiple of $1,000.

          At the Issuer's written order signed by an Officer, the Trustee shall give the notice required in this clause (b) in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by clauses (i) - (vii) above.

          (c) On the Change of Control Payment Date, the Issuer shall (i) accept for payment any Security (or portion thereof) tendered pursuant to the Change of Control Offer and not validly withdrawn, (ii) deposit with the Paying Agent money sufficient to pay the Repurchase Pride of any Security so tendered and (iii) deliver to the Trustee each Security so accepted together with an Officers' Certificate that states the aggregate principal amount of Securities tendered to the Issuer. The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the Repurchase Price therefor. The Trustee shall notify the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 3.12, the Trustee shall act as the Paying Agent.

          (d) Notwithstanding the foregoing, if any Security (or any portion thereof) accepted for payment shall not be so paid pursuant to the provisions of this Section 3.12, then, from the Change of Control Payment Date until the principal of (and premium) and interest on such Note is paid, interest shall be paid on the unpaid principal (and premium) and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Security.

          (e) Upon surrender of any Security tendered in part, the Issuer shall execute, and the Trustee shall authenticate and deliver, a new Security, of any authorized denomination, in an aggregate principal amount equal to the untendered portion of the surrendered Security.

          SECTION 3.13.  Covenant to Comply with Securities Laws upon Purchase
                         -----------------------------------------------------
of Securities. In connection with any purchase of Securities under Section 3.08
-------------
or Section 3.12 by the Issuer, the Issuer shall, to the extent then applicable, comply with all applicable tender offer rules, including Rule 14e-1 (which term, as used herein, includes any successor provisions thereto) under the Exchange Act.

          SECTION 3.14.  Corporate Existence. Subject to Article V, the Issuer
                         -------------------
shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, and each of their respective corporate rights (charter-and statutory), licenses and franchises; provided, however, that the Issuer shall
                                     --------  -------
not be required to preserve any such existence (except of itself) or any such corporate right, license or franchise, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 3.15.  SEC Reports. The Issuer shall file with the SEC the
                         -----------
annual reports, quarterly reports and the information, documents and other reports required to be filed with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, whether or not the Issuer has a class of securities registered under the Exchange Act. The Issuer shall make available without cost to each Holder and shall file with the Trustee within 15 days after the Issuer files them with the SEC, copies of the annual reports, quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Issuer is required to file with the SEC either pursuant to Section 13 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder or pursuant to the preceding sentence. The Issuer also shall comply with the other provisions of TIA
(S) 314(a).

          SECTION 3.16.  Compliance Certificates. The Issuer shall deliver to
                         -----------------------
the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officers' Certificate (one signatory to which shall be its principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Issuer has complied with all its covenants and conditions under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Issuer has complied with each applicable covenant and condition contained in this Indenture and no Default or Event of Default exists (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and the nature and status thereof).

          SECTION 3.17.  Notice of Defaults. Upon the occurrence of any Default
                         ------------------
or Event of Default under this Indenture, the Issuer promptly after it becomes aware thereof shall deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 3.18.  Payment of Taxes and Other Claims. The Issuer shall pay
                         ---------------------------------
or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (a) all taxes, assessments and governmental charges levied or imposed upon the

Issuer or any of its Subsidiaries or upon the income, profits or property of the Issuer or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer
                                          --------  -------
shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made to the extent required by GAAP or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

          SECTION 3.19.  Maintenance of Properties; Insurance; Books and
                         -----------------------------------------------
Records; Compliance with Law. (a) The Issuer shall, and shall cause each of its
----------------------------
Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 3.19(a) shall prevent
          --------  -------
the Issuer or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is (x) in the sole discretion of the Issuer or such Subsidiary, desirable in the conduct of its business and (y) if such discontinuance is not materially adverse to either the Issuer and its Subsidiaries taken as a whole or the ability of the Issuer to otherwise satisfy its obligations hereunder or under the Securities.

          (b) The Issuer shall, and shall cause each of its Subsidiaries to, maintain such insurance as may be required by law and such other insurance to such extent and against such hazards and liabilities as is consistent with industry practices (which may include self-insurance in the same form as is consistent with industry practices).

          (c) The Issuer shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Issuer and each Subsidiary and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Issuer and its Subsidiaries taken as a whole.

          SECTION 3.20.  Waiver of Stay, Extension or Usury Laws. The Issuer
                         ---------------------------------------
covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium (if any) or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE IV

                                  Redemption
                                  ----------

          SECTION 4.01.  Notice to Trustee. If the Issuer elects to redeem
                         -----------------
Securities pursuant to paragraph 5(a) or (b) of the Securities it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

          The Issuer shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to Section 4.03 shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

          SECTION 4.02.  Selection of Securities to be Redeemed. If fewer than
                         --------------------------------------
all the Securities are to be redeemed, the Trustee in its discretion shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions thereof the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000; except that if all the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not d multiple of $1,000, shall be redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly in writing of the Securities or portions of Securities to be redeemed.

          SECTION 4.03.  Notice of Redemption. At least 30 days but not more
                         --------------------
than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption to each Holder of Securities to be redeemed.

          The notice shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Issuer's written order signed by an Officer, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

          SECTION 4.04.  Effect of Notice of Redemption. Once notice of
                         ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 4.05.  Deposit of Redemption Price. On or prior to the
                         ---------------------------
redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or an Affiliate of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancellation. If the Issuer complies with this Section 4.05, then, unless the Issuer defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium (if any) shall, until paid, bear interest from the redemption date at the rate provided in the Securities.

          SECTION 4.06.  Securities Redeemed in Part. Upon surrender of a
                         ---------------------------
Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE V

                   Merger, Consolidation and Sale of Assets
                   ----------------------------------------

          SECTION 5.01.  When Issuer May Merge, etc. The Issuer shall not merge
                         --------------------------
or consolidate with any other entity or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property to any Person or Persons, and the Issuer shall not permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Property of the Issuer to any Person or Persons, unless
(i) the entity formed by or surviving any such consolidation or merger (if the Issuer is not the surviving entity) or to which such sale, transfer or conveyance is made (the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, the due and punctual payment of the principal of, premium (if any) and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer; (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Issuer or the Surviving Entity, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under clause (a) of the definition of Permitted Indebtedness; and (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions) the Issuer or the Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to the transaction or series of transactions.

          SECTION 5.02.  Successor Corporation Substituted. Upon any
                         ---------------------------------
consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Property or assets of the Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor corporation had been originally named as the Issuer herein. Thereafter, the predecessor Issuer shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE VI

                             Defaults and Remedies
                             ---------------------

          SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:
                         -----------------

          (i) the Issuer defaults in the payment of interest on any Security when it becomes due and payable and such default continues for a period of 30 days; or

          (ii) the Issuer defaults in the payment of the principal of or premium (if any) on any Security when the same becomes due and payable at maturity, upon acceleration, required repurchase or otherwise; or

          (iii) the Issuer fails to comply with Section 5.01 or fails to make or consummate an offer to purchase securities required by Section 3.08 or 3.12; or

          (iv) the Issuer fails to comply with any of the covenants and agreements contained in Sections 3.02 through 3.11 and such Default continues for the period and after the notice specified below; or

          (v) the Issuer fails to comply with any of its agreements or covenants in, or provisions of, the Securities or this Indenture (other than obligations specified in clause (i), (ii), (iii) or (iv) above) and such Default continues for the period and after the notice specified below; or

          (vi) any Indebtedness of the Issuer or any Subsidiary of the Issuer in the outstanding principal amount of $5 million or more in the aggregate, whether. such Indebtedness now exists or shall hereafter be created, is (A) declared to be due and payable prior to its Stated Maturity or (B) not paid when due by the Issuer or any Subsidiary (after giving effect to any extension of such due date by the holder of such Indebtedness and after the expiration of any grace period in respect of such due date contained in the instrument under which such Indebtedness is outstanding), or any combination of (A) and (B); or

          (vii) one or more final judgments or orders for the payment of money are entered by a court of competent jurisdiction (other than judgments or orders which are fully and effectively covered by insurance) against the Issuer or any Subsidiary which require the payment of money in an aggregate amount in excess of $5 million and such final judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days after judgment is entered; or

          (viii) the Issuer or any Subsidiary, pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its Property, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing its inability to pay its debts as they come due; or

          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Issuer or any Subsidiary in an involuntary case or proceeding, (B) appoints a Custodian of the Issuer or any Subsidiary or for all or substantially all of its Property or (C) orders the liquidation of the Issuer or any Subsidiary; and in case of (A), (B) or (C) the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11 of the U.S. Code, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A Default under clause (iv) or (v) of this Section 6.01 is not an Event of Default until the Trustee notifies the Issuer in writing, or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Issuer and the Trustee, in writing, of the Default, and the Issuer does not cure the Default within 30 days (in the case of a Default specified in clause (iv)) or 60 days (in the case of a Default specified in clause (v)) after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". Such notice to the Issuer shall be given by the Trustee if so requested in writing by the Holders of at least 25% of the principal amount of the Securities then outstanding.

          Except for a Default under Section 6.01(i) or (ii) of this Indenture, the Trustee shall not be deemed to know of a Default unless a Trust Officer has received written notice of such Default with specific reference to this Indenture and such Default.

          SECTION 6.02.  Acceleration. If an Event of Default (other than an
                         ------------
Event of Default specified in clause (viii) or (ix) of Section 6.01 with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Securities then outstanding, by written notice to the Issuer (and to the Trustee, if given by the Holders), may declare due and payable all of the principal and premium (if any) of the Securities plus any accrued interest to the date of payment. Upon a declaration of acceleration, such principal, premium (if any) and accrued interest to the date of such acceleration, shall immediately become due and payable. If an Event of Default specified in clause (viii) or (ix) of Section 6.01 with respect to the Issuer occurs, all of the principal and premium (if any) of the Securities plus any accrued interest shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority of the outstanding principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of principal of, premium (if any) or interest on, the Securities which have become due solely because of the acceleration, have been cured or waived, (ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel are duly reimbursed to the Trustee and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 6.03.  Other Remedies. If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium (if any) or interest on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

          SECTION 6.04.  Waiver of Past Defaults. Subject to Sections 6.02, 6.07
                         -----------------------
and 9.02, the Holders of at least a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the nonpayment of the principal of, premium (if any) or interest on any Security. When a Default or Event of Default is waived, it is cured and ceases.

          SECTION 6.05.  Control by Majority. The Holders of at least a majority
                         -------------------
in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability.

          SECTION 6.06.  Limitation on Suits. A Holder of a Security may not
                         -------------------
pursue a remedy with respect to this Indenture or the Securities unless: (i) the Holder gives to the Trustee written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability, cost or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of at least a majority in principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07.  Rights of Holders to Receive Payment. Notwithstanding
                         ------------------------------------
any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium (if any) or interest on the Security on or after the respective due dates expressed or provided for in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee. If an Event of Default
                         --------------------------
specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal, premium (if any) and accrued interest remaining unpaid on the Securities. The Issuer or any other obligor on the Securities shall pay interest on overdue principal and premium, if any (including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Issuer or any other obligor on the Securities, whether or not a claim for post-filing interest is allowed in such proceeding), and the Issuer or any other obligor on the Securities shall pay interest on overdue installments of interest, to the extent permitted by law (including interest accruing on or after the filing of any petition in bankruptcy or reorganization relating to the Issuer or any other obligor on the Securities, whether or not a claim for post-filing interest is allowed in such proceeding), in each case at the rate then borne by the Securities, and such further amount as shall be sufficient to cover the costs and expense of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09.  Trustee May File Proofs of Claim. The Trustee may file
                         --------------------------------
such proofs of claim (including any claim for reasonable compensation to the Trustee and each agent, attorney and counsel, and any expenses and liabilities incurred and all advances made by the Trustee and all other amounts due to the Trustee under Section 7.07 hereof) and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceeding relative to the Issuer or any other obligor upon the Securities, its creditors or its Property under any Bankruptcy Law, and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 6.10.  Application of Moneys Collected by Trustee. Any moneys
                         ------------------------------------------
collected by the Trustee pursuant to this Article VI shall be a applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, premium (if any) or interest, upon presentation of the several Securities, and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

          FIRST:   to the payment of all amounts due to the pursuant to Section
     7.07;

          SECOND:  to holders of Senior Indebtedness to the extent required by
     Article X;

          THIRD:   to Securityholders for amounts due and unpaid on the
     Securities for principal, premium (if any) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium (if any) and interest, respectively; and

          FOURTH: to the Issuer, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          SECTION 6.11.  Undertaking for Costs. In any suit for the enforcement
                         ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to

Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

          SECTION 6.12.  Parties May Be Restored to Former Position and Rights
                         -----------------------------------------------------
in Certain Circumstances. In the event the Trustee shall have proceeded to
------------------------
enforce any right under this Indenture by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then in every such case, the Issuer and the Trustee shall be restored without further act to their respective former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken, except to the extent determined in litigation adversely to the Trustee.

                                  ARTICLE VII

                                    Trustee
                                    -------
          SECTION 7.01.  Duties of Trustee. (a) If an Event of Default has
                         -----------------
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default: (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not, on their face, they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01, (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or other officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees and disbursements of counsel).

          (f) The Trustee shall not be obligated to pay interest on any money received by it unless otherwise agreed in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 7.02.  Rights of Trustee.  Subject to the provisions of
                         -----------------
Section 7.01 hereof and TIA (S) 315: (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or opinion of Counsel.

          (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

          SECTION 7.03.  Individual Rights of Trustee. The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer. The Trustee makes no
                         --------------------
representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Issuer's use of the proceeds from the Securities, or any money paid to the Issuer upon the Issuer's direction under any provision hereof; and it shall not be responsible for any statement in the Securities other than its authentication.

          SECTION 7.05.  Notice of Default. If a Default or Event of Default
                         -----------------
occurs and is continuing and if a Trust Officer has received written notice thereof, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of any Security (including any failure to: make any mandatory repurchase required hereunder), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Securityholders.

          SECTION 7.06.  Reports by Trustee to Holders. Within 60 days after
                         -----------------------------
each September 15 beginning with September 15, 1994, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). Commencing at such time, the Trustee also shall comply with

TIA (S) 313(b)(2). The Trustee shall also transmit reports required by TIA (S) 313 by mail as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be delivered to the Issuer and filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed. The Issuer shall notify the Trustee when the Securities are listed on any stock exchange.

          SECTION 7.07.  Compensation and Indemnity. The issuer shall pay to the
                         --------------------------
Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise provided herein, the Issuer shall reimburse the Trustee upon request for all reasonable disbursements, advances (if any) and expenses incurred by it in accordance with the provisions of this Indenture, including in particular, but without limitation, those incurred in connection with the enforcement of any remedies hereunder. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          Except as set forth in the next paragraph, the Issuer shall indemnify and hold harmless the Trustee against any loss, liability, cost or expense (including, without limitation, fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including without limitation the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of, or failure to exercise or perform, any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer may defend such claim and the Trustee shall cooperate in such defense. In the event of a conflict between the Issuer and the Trustee, the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.

          The Issuer need not reimburse any expense or indemnify against any loss, liability, cost or expense incurred by the Trustee through negligence, wilful misconduct or bad faith.

          To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of, premium (if any) and interest on particular Securities. Such obligations shall survive the satisfaction and discharge of this Indenture, and the resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services before or after an Event of Default specified in clause (viii) or (ix) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08.  Replacement of Trustee. A resignation or removal of the
                         ----------------------
Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10 or TIA (S) 310;
(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its Property; or (iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in principal amount of then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with clauses (i) through (iv) of the second paragraph of this Section, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of the successor Trustee's succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit or the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

          SECTION 7.09.  Successor Trustee by Merger, Etc. Subject to Section
                         --------------------------------
7.10, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee provided such corporation shall otherwise be eligible under this Article. In case any Securities have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation of such authenticating trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

          SECTION 7.10.  Eligibility; Disqualification. There shall at all times
                         -----------------------------
be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof or the District of Columbia authorized under such laws to exercise corporate trust powers, which shall be subject to supervision or examination by a federal or state authority or a District of Columbia authority and shall have combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

          Subject to the preceding paragraph, this Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (5). The Trustee is subject to TIA (S) 310(b).

          SECTION 7.11.  Preferential Collection of Claims Against the Issuer.
                         ----------------------------------------------------
The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE VIII

     Defeasance; Satisfaction and Discharge of Indenture; Unclaimed Moneys
     ---------------------------------------------------------------------

          SECTION 8.01.  Defeasance. At the Issuer's option, either (i) the
                         ----------
Issuer shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 100th day after the applicable conditions set forth below have been satisfied or (ii) the Issuer shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 3.02 through 3.13 (and the Securities shall thereafter be deemed to be not outstanding for purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder), Section 5.01 and Article X on the date and any time after the applicable conditions set forth below have been satisfied:

          (a) the Issuer shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the purpose of making the following payment, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (1) money in an amount, or
     (2) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one day before the due date of any payment, money in an amount, or (3) a combination of (1) and (2), sufficient, in the opinion of a nationally recognized firm of independent public accountants (with respect to (2) and (3)) expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay and discharge each installment of principal of and interest on, the outstanding Securities on the dates such installments of interest or principal are due;

          (b) if the Securities are then listed on a stock exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Issuer's exercise of its option under this Section would not cause such Securities to be delisted;

          (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (d) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (and containing no qualification and only assumptions customary for opinions of such type) Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised and, in the case of Securities being Discharged, accompanied by a ruling to that effect received from or published by the Internal Revenue Service;

          (e) the Issuer's exercise of its option under this provision shall not result in any of the Issuer, the Trustee or the trust created by the Issuer's deposit hereunder becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, or the Issuer, the Trustee or the trust so created shall be qualified under such act or exempt from regulation thereunder;

          (f) the Issuer shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07; and

          (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Securities have been complied with.

          "Discharged" means that the Issuer shall be deemed to have paid and
           ----------
discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same and satisfaction of and discharging this Indenture), except (1) the rights of Holders of Securities to receive, from the trust fund described in clause (a) above, payment of the principal and interest on the Securities when such payments are due, (2) the Issuer's obligations with respect to the Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.13, 7.07, 7.08, 8.04, 8.05 and 8.06 and (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder. Subject to compliance with this Article VIII, the Issuer may exercise its option to discharge Securities pursuant to Section 8.01(i) notwithstanding the prior exercise of its rights pursuant to Section 8.01(ii).

          SECTION 8.02.  Satisfaction and Discharge. If at any time (a) all
                         --------------------------
Securities theretofore authenticated (other than any Securities which shall have been replaced as provided in Section 2.07) shall have been delivered to the Trustee for cancellation or (b) all outstanding Securities shall have become due and payable or will become due and payable in accordance with their terms within one year, and the Issuer shall deposit or cause to be deposited with the Trustee, in trust funds sufficient to pay at maturity the entire indebtedness on the Securities for principal and interest due or to become due to such date of maturity and if the Issuer with respect to the Securities shall also pay or cause to be paid all other sums payable hereunder by the Issuer then this Indenture shall cease to be of further effect, and on demand of and at the cost and expense of the Issuer and subject to the Issuer's compliance with the provisions of Section 11.04, the Trustee shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

          SECTION 8.03.  Application by Trustee of Funds Deposited for Payment
                         -----------------------------------------------------
of Securities. All moneys and U.S. Government Obligations deposited with the
-------------
Trustee pursuant to Section 8.01 or 8.02 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Holders of all sums due and to become due thereon for principal and interest.

          SECTION 8.04.  Paying Agent to Repay Moneys Held. Upon satisfaction
                         ---------------------------------
and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee (or, if then held by the Issuer, shall be discharged from trust), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          SECTION 8.05.  Return of Unclaimed Moneys. All moneys or U.S.
                         --------------------------
Government Obligations deposited with or paid to the Trustee or any Paying Agent under any provision of this Indenture for the payment of the principal, premium (if any) or interest an any Security, and not applied but remaining unclaimed for two years after the date upon which such principal, premium (if any) or interest shall have become due and payable, shall be repaid to the Issuer by the Trustee or such Paying Agent on written demand (or, if then held by the Issuer, shall be discharged from trust), and the Holder of such Security shall thereafter look only to the Issuer for any payment which such Holder may be entitled to collect.

          SECTION 8.06.  Indemnity for Government Obligations. The Issuer shall
                         ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.07.  Reinstatement. If the Trustee or Paying Agent is unable
                         -------------
to apply any money with respect to Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Issuer has made any
                        --------  -------
payment of principal of, premium (if any) or interest on, any Security because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                                  Amendments
                                  ----------

          SECTION 9.01.  Without Consent of Holders. The Issuer and the Trustee
                         --------------------------
may amend this Indenture or the Securities without the consent of any
Securityholder: (i) to cure any
ambiguity, defect or inconsistency, provided that such change does not adversely affect the rights hereunder of any Securityholder; (ii) to make any change required to qualify the Indenture under the TIA; (iii) to comply with Article V;
(iv) to provide for uncertificated Securities in addition to certificated Securities; (v) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article X; (vi) to add guarantees with respect to the Securities or to secure the Securities; (vii) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer; or (viii) to make any change that does not adversely affect the rights hereunder of any Securityholder.

          An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless such holder of such Senior Indebtedness (or a Representative therefor) consents to such change.

          SECTION 9.02.  With Consent of Holders. The Issuer and the Trustee may
                         -----------------------
amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Upon the request of the Issuer, accompanied by a Board Resolution of the Issuer authorizing the execution of any such amendment to this Indenture, and upon the filing with the Trustee of evidence of the consent of the Securityholders as aforesaid, the Trustee, subject to Section 9.06, shall join with the Issuer in the execution of any amendment to this Indenture.

          The Holders of at least a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Securities.

          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. After an amendment or waiver under this Section becomes effective, the Issuer shall mail to the Holder of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

          It shall not be necessary for the Securityholders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient that they shall approve the substance thereof.

          Notwithstanding anything in this Indenture to the contrary, without the consent of each Securityholder affected, an amendment or waiver under this Section may not: (i) reduce the amount of Securities whose Holders must consent to an amendment or waiver; (ii) reduce the rate of or extend the time for payment of interest on any Security; (iii) reduce the principal of or any premium on or change the Stated Maturity for payment of principal or premium of any Security or add or alter any redemption or repurchase provisions with respect thereto; (iv) make any Security payable in money other than that stated in the Security; (v) make any change in Section 6.04, 6.07 or this paragraph of Section 9.02; or (vi) adversely affect the relative ranking of any Security or the rights of any Securityholder under Article X.

          An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless such holder of such Senior Indebtedness (or a Representative therefor) consents to such change.

          SECTION 9.03.  Compliance with Trust Indenture Act. Every amendment to
                         -----------------------------------
this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          SECTION 9.04.  Revocation and Effect of Consents. Until an amendment
                         ---------------------------------
or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. The consent shall expire 90 days after such record date.

          SECTION 9.05.  Notation on or Exchange of Securities. If directed to
                         -------------------------------------
do so by the Issuer, the Trustee shall place an appropriate notation prepared by the Issuer about an amendment or waiver on any Security thereafter authenticated. The Issuer in exchange for all Securities may issue, and the Trustee shall authenticate, new Securities that reflect the amendment or waiver.

          SECTION 9.06.  Trustee to Sign Amendments, etc. The Trustee shall sign
                         -------------------------------
any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE X

                          Subordination of Securities
                          ---------------------------

          SECTION 10.01. Agreement to Subordinate. The Issuer agrees, and each
                         ------------------------
Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness and that this subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. Only Indebtedness of the Issuer which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein.

          SECTION 10.02. Liquidation, Dissolution, Bankruptcy. (a) In the event
                         ------------------------------------
of (i) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to-the Issuer or its assets, or (ii) any liquidation, dissolution or other winding-up of the Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Issuer, then:

          (A) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment, before the Securityholders shall be entitled to receive any payment or distribution of any kind or character (excluding securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment that are equity securities or are subordinated in right of payment to all Indebtedness of the Issuer issued to the holders of Senior Indebtedness in such plan of reorganization or readjustment to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article X (such equity securities or subordinated securities being herein called "Permitted Junior Securities")) on account of principal of, premium (if any) or interest on the Securities;

          (B) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), to which the Securityholders would be entitled but for the provisions of this Article X shall be paid by the Custodian or other Person making such payment or distribution directly to the holders of Senior Indebtedness or their Representative or Representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full, in cash or cash equivalents, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness; and

          (C) in the event that, notwithstanding the foregoing provisions of this Section 10.02, the Trustee, a Paying Agent or any Securityholder shall receive any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, in respect of principal, premium (if any) or interest on the Securities before all Senior Indebtedness is, paid in full, in cash or cash equivalents, or payment thereof provided for, such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the Custodian or other Person making payment or distribution of assets of the Issuer for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          (b) The consolidation of the Issuer with, or the merger of the Issuer with or into, another Person, or the liquidation or dissolution of the Issuer following the conveyance, transfer or lease of all or substantially all of its properties or assets to another Person in compliance with Article V shall not be deemed a liquidation, dissolution, winding-up, assignment for the benefit of creditors or marshalling of assets or liabilities for the purposes of this
Section 10.02.

          SECTION 10.03. Payment and Non-Payment Defaults. (a) Unless Section
                         --------------------------------
10.02 shall be applicable, upon the occurrence of a Payment Default and receipt by the Trustee of written notice thereof from the Issuer or a Representative or a holder of Senior Indebtedness (except that, if an issue of Senior Indebtedness has a Representative, only such Representative may give such notice), then no payment or distribution of any assets of the Issuer of any kind or character, whether in cash or property, by setoff or otherwise, shall be made by the Issuer on account of the principal of, premium (if any) or interest on the securities or on account of the purchase or redemption or other acquisition of any of the Securities, and the Issuer may not make any deposit pursuant to Section 8.01 (to make any such payment, distribution, purchase, redemption, acquisition or deposit being referred to herein as to "pay the Securities") unless and until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full.

          (b) Unless Section 10.02 shall be applicable, upon the occurrence of a Non-Payment Default and receipt by the Trustee of written notice thereof from a Representative or a holder of Specified Senior Indebtedness (except that, if an issue of Specified Senior Indebtedness has a Representative, only such Representative may give such notice) specifying an election to commence a Payment Blockage Period (as defined below) pursuant to this Section 10.03(b), then the Issuer shall not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of such notice and (subject to any blockage of payments that may then be in effect under Section 10.03(a)) ending on the earliest of (i) the 179th day thereafter, (ii) the date on which such Non-Payment Default (and all other Non-Payment Defaults as to which written notice is given as aforesaid during the continuance of such Payment Blockage Period) shall have been cured or waived in writing or shall have ceased to exist, (iii) the date on which such Specified Senior Indebtedness shall have been discharged or paid in full, (iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee from the Person initiating such Payment Blockage Period, (v) the occurrence of an Event of Default specified in Section 6.01 (viii) or (ix), or (vi) the acceleration of any Specified Senior Indebtedness, after which, in the case of clause (i), (ii),
(iii), (iv) or (vi), the Issuer shall resume making any and all required payments in respect of the Securities, including any missed payments, and, in the case of clause (v), the principal of all of the Securities shall be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Securityholders. In no event shall a Payment Blockage Period pursuant to this Section 10.03(b) extend beyond 179 days from the date of receipt by the Trustee of the written notice referred to above specifying an election to commence a Payment Blockage Period. Any number of notices of Non-Payment Defaults may be given during a Payment Blockage Period, but not more than one Payment Blockage Period pursuant to this Section 10.03(b) may commence in any consecutive 365-day period, irrespective of the number of Non-Payment Defaults occurring during such period.

          (c) In the event that, notwithstanding the foregoing, the Trustee, a Paying Agent or any Securityholder shall receive a payment or distribution prohibited by the foregoing provisions of this Section 10.03, then the Trustee, Paying Agent or Securityholder receiving such payment or distribution shall promptly pay it over and deliver the same to the Issuer.

          SECTION 10.04. Acceleration of Payment of Securities. If Payment of
                         -------------------------------------
the Securities is accelerated because of an Event of Default, the Issuer or the Trustee shall promptly notify the holders of the Specified Senior Indebtedness (or their Representatives) of the acceleration.

          SECTION 10.05. Subrogation. After all Senior Indebtedness is paid in
                         -----------
full in cash or cash equivalents and until the Securities are paid in full, the Securityholders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to the Senior Indebtedness, to the extent payments or distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or Securities to which the Securityholders would be entitled except for the provisions of this Article X, and no payments over pursuant to the provisions of this Article X to the holders of the Senior Indebtedness by the Trustee, a Paying Agent or the Securityholders, shall, as among the Issuer its creditors other than holders of Senior Indebtedness, and the Trustee, Paying Agent and the Securityholders, be deemed to be a payment or distribution by the Issuer to or on account of the Senior Indebtedness.

          SECTION 10.06. Relative Rights. The provisions of this Article X are
                         ---------------
and are intended solely for the purpose of defining the relative rights of the Trustee and the Securityholders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing in this Article X or elsewhere in this Indenture or the Securities is intended to or shall:

          (i) impair, as between the Issuer and Securityholders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Securityholders principal of, premium (if any) and interest on the Securities in accordance with their terms; or

          (ii) prevent the Trustee or any Securityholder from exercising its available rights and remedies upon a Default or Event of Default, as the case may be, subject to the rights of holders of Senior Indebtedness to receive payments and distributions, in accordance with the provisions of this Article X, otherwise payable to the Securityholders.

          SECTION 10.07. Subordination May Not Be Impaired. (a) No right of any
                         ---------------------------------
present or future holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or any such holder or by any non-compliance by the Issuer with the terms, provisions and covenants of this Indenture or the Securities, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without in any way limiting the generality of Section 10.07(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholder, without incurring responsibility to the Trustee or the

Securityholders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Trustee, Paying Agent or the Securityholders, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or refund or refinance, or renew or alter, Senior Indebtedness, or change, modify, or amend any other term of any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Issuer or any other Person; and (v) take any other action which might otherwise constitute a defense available to, or discharge of, the Trustee, Paying Agent or the Securityholders in respect of their obligations under this
Article X.

          SECTION 10.08. Rights of Trustee and Paying Agent. Notwithstanding
                         ----------------------------------
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

          SECTION 10.09. Distribution of Notice to Representative. Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.10. Article X Not to Prevent Events of Default or Limit
                         ---------------------------------------------------
Right to Accelerate. The failure to make a payment pursuant to the Securities by
-------------------
reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing contained in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder or under applicable law.

          SECTION 10.11. Trust Moneys Not Subordinated. Notwithstanding anything
                         -----------------------------
contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations deposited with, and held in trust under Article VIII by, the Trustee for the payment of principal of and interest on the Securities shall, provided such deposit was not in violation of the provisions of this
Article X, not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and neither the Trustee nor the Securityholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness.

          SECTION 10.12. Trustee Entitled to Rely. Upon any payment or
                         ------------------------
distribution pursuant to this Article X, so long as the provisions of this
Article X have been brought to the attention of the court, tribunal, Custodian or other Person making the payment or distribution, the Trustee and the Securityholders shall be entitled to rely upon (i) any order or decree entered by any court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) a certificate of the Custodian or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) the Representatives for the holders of Senior Indebtedness, in each case for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

          SECTION 10.13. Trustee to Effectuate Subordination. Each
                         -----------------------------------
Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.14. Trustee Not Fiduciary for Holders of Senior
                         -------------------------------------------
Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the
------------
holders of Senior Indebtedness.

          SECTION 10.15. Reliance by Holders of Senior Indebtedness on
                         ---------------------------------------------
Subordination Provisions. Each Securityholder by accepting a Security shall be
------------------------
deemed to acknowledge and agree that the subordination provisions of this
Article X are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire, hold, or to continue to hold, such Senior Indebtedness and each holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring or holding, or in continuing to hold, such Senior Indebtedness.

          SECTION 10.16. Reinstatement. The provisions of this Article X shall
                         -------------
continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be disgorged by the holders thereof upon the insolvency, bankruptcy or reorganization of the Issuer, all as though such payment had not been made.

                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

          SECTION 11.01. Trust Indenture Act Controls. If and to the extent that
                         ----------------------------
any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

          SECTION 11.02. Notices. Any notice or communication to the Issuer or
                         -------
the Trustee is duly given if in writing and delivered in person or mailed by first-class mail, or sent by facsimile transmission confirmed in writing, in each case to the address set forth below:

                    If to the Issuer:

                    Dan River Inc.
                    2291 Memorial Drive
                    Danville, Virginia 24543

                    Tel. No. (804) 799-7000
                    Fax No. (804) 799-7276

                    Attention of Harry L. Goodrich

                    If to the Trustee:

                    Marine Midland Bank, N.A.
                    140 Broadway, 12th Floor
                    New York, NY 10005
                    Attn: Corporate Trust Administration

                    Tel. No. (212) 658-6084
                    Fax No. (212) 658-6425

                    Attention of Corporate Trust Department

The Issuer and the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in such notice or communication shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

          If the Issuer mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          SECTION 11.03. Communication by Holders with Other Holders.
                         -------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 11.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee: (i) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

          SECTION 11.05. Statements Required in Certificate or Opinion. Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (i) a statement that the person making such certificate or opinion has read and understands such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided that such counsel shall be entitled to rely as to matters of fact upon an Officers' Certificate.

          SECTION 11.06. Rules by Trustee and Agents. The Trustee may make
                         ---------------------------
reasonable rules for action by or for a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 11.07. Legal Holidays. A "Legal Holiday" is a Saturday, a
                         --------------
Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no Interest shall accrue on such payment for the intervening period.

          SECTION 11.08. No Recourse Against Others. No shareholder, as such,
                         --------------------------
director, officer, employee or shareholder, as such, of the Issuer shall have any liability for any obligations of the Issuer under the Securities or this Indenture. Each Holder by accepting a Security waives and releases all such liability.

          SECTION 11.09. Duplicate Originals.  The parties may sign any number
                         -------------------
of copies of this Indenture. One signed copy is enough to prove this Indenture.

          SECTION 11.10. Governing Law. This Indenture and the Securities shall
                         -------------
be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

          SECTION 11.11. Successors. All agreements of the Issuer in this
                         ----------
Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. Severability. In case any provision in this Indenture
                         ------------
or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not-in any way be affected or impaired thereby.

          SECTION 11.13. Counterpart Originals.  This Indenture may be signed in
                         ---------------------
one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                             DAN RIVER INC., as
                                             Issuer,


                                             by:________________________________
                                                Name:  Scott D. Batson
                                                Title: Director of Finance

[seal]
Attest:


____________________________________
Name:  Harry L. Goodrich
Title: Secretary and General Counsel

                                             MARINE MIDLAND BANK, N.A., as
                                             Trustee


                                             by:________________________________
                                                Name:  Barbara Jean McCauley
                                                Title: Assistant Vice President

[seal]

Attest:


______________________________
Name:  Eileen M. Hughes
Title: Corporate Trust Officer

                                                                     [EXHIBIT A]

                          [FORM OF FACE OF SECURITY]

              10-1/8%                                          DOLLARS
              Senior                    DAN RIVER INC.
         Subordinated Note
             Due 2003

Dan River inc., a Georgia corporation,                         CUSIP
promises to pay to

, or registered assigns,                                       Dollars on
the principal sum of                                           December 15, 2003

               Interest Payment Dates: June 15 and December 15.

                      Record Dates: June 1 and December 1

            Additional provisions of this Security are set forth on
                       the other side of this Security.

                                                                  Dan River Inc.

Dated:                                               By
                TRUSTEE'S CERTIFICATE OF
                     AUTHENTICATION
               MARINE MIDLAND BANK, N.A.,                Chief Executive Officer
           as Trustee, certifies that this is
           one of the securities referred to
                   in the Indenture.


By                                                                     Secretary


                   Authorized Signatory

                         [FORM OF REVERSE OF SECURITY]

                                DAN RIVER INC.
                   10 1/8% SENIOR SUBORDINATED NOTE DUE 2003


1.  Interest

         Dan River Inc., a Georgia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Security and, to the extent permitted by law, on any overdue interest, at the rate per annum shown above. The Issuer will pay interest semiannually on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing June 15, 1994. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 16, 1993. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

         The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding an Interest Payment Date even if Securities are canceled after the record date and on or before such Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect payments of principal and premium (if any). The Issuer will pay principal, premium (if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal, premium (if any) and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

         Initially, Marine Midland Bank, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer may act as Paying Agent or Registrar.

4.  Indenture

         The Issuer issued the Securities under an Indenture dated as of December 15, 1993 (the "Indenture"), between the Issuer and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S) (S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Issuer limited to $120,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Issuer and its Subsidiaries including, among others, on the Incurrence of Indebtedness by the Issuer and its Subsidiaries, the issuance of Preferred Stock by Subsidiaries of the Issuer, the payment of dividends and other distributions and acquisitions or retirements of the Issuer's Capital Stock and Subordinated Obligations, the sale or transfer of assets, the Incurrence of Liens and transactions with Affiliates. In addition, the Indenture limits the ability of the Issuer and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.       Optional Redemption

         Except as set forth in this Section 5, the Issuer may not redeem the Securities prior to December 15, 1998.

         (a) On or after December 15, 1998, the Issuer may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus, in each case, accrued interest to the date fixed for redemption:

         if redeemed during the 12-month period beginning December 15,

Year                               Percentage
----                               ----------

1998.............................    105.1%
1999.............................    103.4%
2000.............................    101.7%

and thereafter at 100%.

         (b) Until December 15, 1996, the Issuer may redeem a portion of the Securities then outstanding out of the net proceeds of, and within 90 days of the consummation of, a Public Equity Offering of the Issuer or Braelan Corp., the sole shareholder of the Issuer (the "Parent"), at a redemption price of 109.125% of the principal amount thereof, plus accrued interest to the redemption date; provided, however, that immediately after any redemption
                 --------  -------
permitted by this paragraph (b), Securities in an aggregate principal amount of $84 million must be outstanding.

         A "Public Equity Offering" means a bona fide underwritten public offering of Capital Stock of the Issuer or the Parent pursuant to an effective registration statement under the Securities Act, as a result of which Capital Stock of the Issuer or the Parent, as applicable, is distributed to the public.

6.       Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, if money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

         Upon a Change of Control, any Holder of Securities will have the right to cause the Issuer to repurchase all or any part (in multiples of $1,000) of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Subordination

         The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The

Issuer agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect thereto and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

         The Securities are in registered form, without coupons, in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.      Persons Deemed Owners

         The registered holder of this Security may be treated as the owner of its for all purposes.

11.      Defeasance

         Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the securities to redemption or maturity, as the case may be.

12.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of a least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuer, or to make any change required to qualify the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.

13.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at maturity, upon acceleration required purchase or otherwise; (iii) failure by the Issuer to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain payment defaults or accelerations of other Indebtedness of the Issuer or any Subsidiary if the amount defaulted or accelerated exceeds $5 million; (v) certain events of bankruptcy or insolvency with respect to the Issuer or any Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $5 million. If an Event of Default occurs and is continuing, the

Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency involving the Issuer are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture of the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

         14.  Trustee Dealings with the Issuer

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

         15.  No Recourse Against Others

         No director, officer, employee or shareholder, as such, of the Issuer shall have any liability for any obligations of the Issuer under the Securities or his Indenture. Each Holder by accepting a Security waives and releases all such liability.

I or we assign and transfer to

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE
_________________________________

_________________________________


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
   (Print or type name, address and zip code of assignee)

this Note and irrevocably appoint

_____________________________________
to transfer this Note on the books of
the Corporation.  The agent may
substitute another to act for him.

Dated:___________________                 Signed:_______________________________
                                                 (Sign exactly as name appears
                                                 on the other side of this Note)

                    Election of Holder To Require Purchase

          If you elect to have this Security repurchased by the Issuer pursuant to Section 3.08 (Limitation on Specified Asset Sales) of 3.12 (Change of Control) of the Indenture, check the box below:

           [_] Section 3.08 (Limitation on Specified Asset Sales) or
                           3.12 (Change of Control)

          If you elect to have only part of the Security repurchased by the Issuer pursuant to Section 3.08 or 3.12 of the Indenture, as applicable, state
the principal amount you elect to have repurchased: $              .

Note: The amount you elect to have repurchased must be an integral multiple of $1,000.



Dated:___________________                 Signed:_______________________________
                                                 (Sign exactly as name appears
                                                 on the other side of this Note)


Signature Guarantee: